Exhibit 17(f)

Semi-Annual Report	March 31, 2016

WESTERN ASSET

HIGH INCOME

OPPORTUNITY FUND INC. (HIO)

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Fund objectives

The Fund seeks high current income. Capital appreciation is a secondary objective.

In seeking to fulfill its investment objectives, the Fund invests, under normal market conditions, at least 80% of its net assets in high-yield securities and up to 20% in common stock equivalents, including options, warrants and rights.

Letter from the chairman

Dear Shareholder,

We are pleased to provide the semi-annual report of Western Asset High Income Opportunity Fund Inc. for the six-month reporting period ended March 31, 2016. Please read on for Fund performance information and a detailed look at prevailing economic and market conditions during the Fund’s reporting period.

Special shareholder notice

On November 16, 2015, Western Asset Managed High Income Fund Inc. and Western Asset High Income Opportunity Fund Inc. announced approval by each Fund’s Board of Directors of a proposal to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc., subject to approval by the stockholders of each Fund. If approved, the merger is anticipated to occur during the third quarter of 2016.

If the proposed merger is approved by the stockholders of both Funds, stockholders of Western Asset Managed High Income Fund Inc. would receive common stock of Western Asset High Income Opportunity Fund Inc., based on each Fund’s respective net asset value per share.

In recommending the merger to each Board of Directors, the Funds’ investment adviser and subadviser, Legg Mason Partners Fund Advisor, LLC and Western Asset Management Company, respectively, noted, among other things, the identical investment objectives and substantially similar investment policies and strategies of the Funds, and that Western Asset Managed High Income Fund Inc. is smaller than Western Asset High Income Opportunity Fund Inc. and has higher operating expenses as a percentage of net assets. Management and each Board of Directors believe it is in the best interests of stockholders to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc. in part because the combined Fund may benefit from economies of scale, as one set of fixed expenses would be spread over a larger asset base, as well as from enhanced

II	Western Asset High Income Opportunity Fund Inc.

market liquidity. Furthermore, stockholders of Western Asset Managed High Income Fund Inc. would likely benefit from greater asset diversification, lower overall expenses and enhanced market liquidity as part of a larger Fund. Stockholders of Western Asset High Income Opportunity Fund Inc. may benefit from greater asset diversification in addition to a more streamlined high yield product offering, allowing for more focused marketing and shareholder servicing efforts.

Subsequently, and in connection with the merger, the Boards of each Fund approved the adoption of a fundamental investment policy regarding senior securities, subject to stockholder approval. Since inception, each Fund has not issued senior securities and has no intention to do so in the future. As a result, the stockholders of each Fund are being asked to approve a fundamental investment policy pursuant to which each Fund may not issue senior securities, except in accordance with such Fund’s policy regarding borrowing money. If the stockholders of each Fund approve the fundamental investment policy, there will be no change in how their Fund is managed. With respect to Western Asset Managed High Income Fund Inc., the approval of the merger is not contingent upon the approval of the fundamental investment policy. However, with respect to Western Asset High Income Opportunity Fund Inc., the approval of the merger is contingent upon the approval of the fundamental investment policy.

In connection with the proposal to merge Western Asset Managed High Income Fund Inc. with and into Western Asset High Income Opportunity Fund Inc., both Funds intend to file a combined proxy statement and prospectus with the Securities and Exchange Commission (“SEC”). Investors and stockholders are advised to read the proxy statement and prospectus when it becomes available because it will contain important information. When filed with the SEC, the proxy statement and prospectus and other documents filed by the Funds will be available free of charge at the SEC’s website, http://www.sec.gov. Stockholders can also obtain copies of these documents, when available, for free by calling the Funds at 1-888-777-0102. This is neither an offer to purchase nor a solicitation of an offer to sell shares of the Funds.

Western Asset Managed High Income Fund Inc., Western Asset High Income Opportunity Fund Inc., their directors and executive officers and investment adviser, members of their management and employees may be deemed to be participants in the solicitation of proxies from the Funds’ stockholders in connection with the proposed merger. Information concerning the interests of the participants in the solicitation will be set forth in the proxy statement and prospectus and stockholder reports of both Funds on Form N-CSR, to be filed with the SEC.

As always, we remain committed to providing you with excellent service and a full spectrum of investment choices. We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our website, www.lmcef.com. Here you can gain immediate access to market and investment information, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

Western Asset High Income Opportunity Fund Inc.	III

Letter from the chairman (cont’d)

We look forward to helping you meet your financial goals.

Sincerely,

Jane Trust, CFA

Chairman, President and

Chief Executive Officer

May 17, 2016

IV	Western Asset High Income Opportunity Fund Inc.

Investment commentary

Economic review

The pace of U.S. economic activity was mixed during the six months ended March 31, 2016 (the “reporting period”). Looking back, the U.S. Department of Commerce reported that third quarter 2015 U.S. gross domestic product (“GDP”)i growth was 2.0%. The U.S. Department of Commerce then reported that fourth quarter 2015 GDP growth was 1.4%. Slower growth was attributed to downturns in nonresidential fixed investment and state and local government spending, along with a deceleration in personal consumption expenditures (“PCE”) and less export activity. The U.S. Department of Commerce’s initial reading for first quarter 2016 GDP growth — released after the reporting period ended — was 0.5%. This further slowdown was attributed to a number of factors, including a decrease in nonresidential fixed investment, a deceleration in PCE and a downturn in federal government spending.

Job growth in the U.S. was solid overall and was a tailwind for the economy during the reporting period. When the period ended in March 2016, unemployment was 5.0%, close to its lowest level since February 2008.

Western Asset High Income Opportunity Fund Inc.	V

Investment commentary (cont’d)

Market review

Q. How did the Federal Reserve Board (“Fed”)ii respond to the economic environment?

A. After an extended period of maintaining the federal funds rateiii at a historically low range between zero and 0.25%, the Fed increased the rate at its meeting on December 16, 2015. This marked the first rate hike since 2006. In particular, the U.S. central bank raised the federal funds rate to a range between 0.25% and 0.50%. In its official statement after the December 2015 meeting, the Fed said, “The stance of monetary policy remains accommodative after this increase, thereby supporting further improvement in labor market conditions and a return to 2 percent inflation….The Committee expects that economic conditions will evolve in a manner that will warrant only gradual increases in the federal funds rate; the federal funds rate is likely to remain, for some time, below levels that are expected to prevail in the longer run.” At its meetings that concluded on January 27, 2016, March 16, 2016 and April 27, 2016 (after the reporting period ended), the Fed kept rates on hold.

Q. Did Treasury yields trend higher or lower during the six months ended March 31, 2016?

A. Short-term Treasury yields moved higher, whereas long-term Treasury yields declined during the reporting period. When the period began, the yield on the two-year Treasury note was 0.64%. Its low for the period was 0.57% on October 14, 2015, and it peaked at 1.09% on December 29, 2015. The yield on the two-year Treasury note ended the period at 0.73%. The yield on the ten-year Treasury note began the period at 2.06%. Its peak of 2.36% occurred on November 9, 2015, and its low of 1.63% occurred on February 11, 2016. The yield on the ten-year Treasury note ended the period at 1.78%.

Q. What factors impacted the spread sectors (non-Treasuries) during the reporting period?

A. The spread sectors posted mixed results during the reporting period. Performance fluctuated with investor sentiment given the uncertainties regarding future Fed monetary policy, along with concerns over global growth and geopolitical issues. The broad U.S. bond market, as measured by the Barclays U.S. Aggregate Indexiv, returned 2.44% during the six months ended March 31, 2016.

Q. How did the high-yield bond market perform over the six months ended March 31, 2016?

A. The U.S. high-yield bond market, as measured by the Barclays U.S. Corporate High Yield — 2% Issuer Cap Indexv, returned 1.23% for the six months ended March 31, 2016. After a strong start in October 2015, the high-yield market declined during the next three months of the reporting period. This was triggered by a number of factors, including falling oil prices and poor investor demand. After stabilizing in February 2016, the high-yield market rallied sharply in March 2016. This turnaround occurred as oil prices started to rebound and the Fed reduced its expectations for rate hikes in 2016.

Q. How did the emerging markets debt asset class perform over the reporting period?

A. The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”)vi gained 6.85% during the six months ended March 31, 2016. The asset class posted a strong return

VI	Western Asset High Income Opportunity Fund Inc.

in October 2015, but then declined over the next three months of the reporting period due to concerns over economic growth in China, falling commodity prices and expectations for future Fed rate hikes. The asset class then rallied sharply in February and March 2016, as oil prices moved higher, global monetary policy remained accommodative and investor risk appetite improved.

Performance review

For the six months ended March 31, 2016, Western Asset High Income Opportunity Fund Inc. returned -2.66% based on its net asset value (“NAV”)vii and 4.70% based on its New York Stock Exchange (“NYSE”) market price per share. The Fund’s unmanaged benchmark, the Barclays U.S. Corporate High Yield — 2% Issuer Cap Index, returned 1.23% for the same period. The Lipper High Yield Closed-End Funds Category Averageviii returned -0.46% over the same time frame. Please note that Lipper performance returns are based on each fund’s NAV.

During this six-month period, the Fund made distributions to shareholders totaling $0.21 per share. As of March 31, 2016, the Fund estimates that all of the distributions were sourced from net investment income.* The performance table shows the Fund’s six-month total return based on its NAV and market price as of March 31, 2016. Past performance is no guarantee of future results.

Performance Snapshot as of March 31, 2016 (unaudited)
Price Per Share	6-Month Total Return**
$5.11 (NAV)	-2.66	%†
$4.69 (Market Price)	4.70	%‡

All figures represent past performance and are not a guarantee of future results. Performance figures for periods shorter than one year represent cumulative figures and are not annualized.

** Total returns are based on changes in NAV or market price, respectively. Returns reflect the deduction of all Fund expenses, including management fees, operating expenses, and other Fund expenses. Returns do not reflect the deduction of brokerage commissions or taxes that investors may pay on distributions or the sale of shares.

† Total return assumes the reinvestment of all distributions, including returns of capital, if any, at NAV.

‡ Total return assumes the reinvestment of all distributions, including returns of capital, if any, in additional shares in accordance with the Fund’s Dividend Reinvestment Plan.

Looking for additional information?

The Fund is traded under the symbol “HIO” and its closing market price is available in most newspapers under the NYSE listings. The daily NAV is available on-line under the symbol “XHIOX” on most financial websites. Barron’s and the Wall Street Journal’s Monday edition both carry closed-end fund tables that provide additional information. In addition, the Fund issues a quarterly press

*	These estimates are not for tax purposes. The Fund will issue a Form 1099 with final composition of the distributions for tax purposes after year-end. A return of capital is not taxable and results in a reduction in the tax basis of a shareholder’s investment. For more information about a distribution’s composition, please refer to the Fund’s distribution press release or, if applicable, the Section 19 notice located in the press release section of our website, www.lmcef.com.

Western Asset High Income Opportunity Fund Inc.	VII

Investment commentary (cont’d)

release that can be found on most major financial websites as well as www.lmcef.com.

In a continuing effort to provide information concerning the Fund, shareholders may call 1-888-777-0102 (toll free), Monday through Friday from 8:00 a.m. to 5:30 p.m. Eastern Time, for the Fund’s current NAV, market price and other information.

Thank you for your investment in Western Asset High Income Opportunity Fund Inc. As always, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Jane Trust, CFA

Chairman, President and

Chief Executive Officer

April 29, 2016

RISKS: The Fund’s investments are subject to credit risk, inflation risk and interest rate risk. The Fund may invest in lower-rated high-yield bonds, commonly known as “junk bonds,” which are subject to greater credit risk (risk of default) than higher-rated obligations. As interest rates rise, bond prices fall, reducing the value of the Fund’s holdings. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. In addition, the Fund may invest in foreign securities, which are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant fluctuations. These risks are magnified in emerging markets.

All investments are subject to risk including the possible loss of principal. Past performance is no guarantee of future results. All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

VIII	Western Asset High Income Opportunity Fund Inc.

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.

ii

The Federal Reserve Board (“Fed”) is responsible for the formulation of U.S. policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

iii

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

iv

The Barclays U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

[v]

The Barclays U.S. Corporate High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Barclays U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

vi

The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”) tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

vii

Net asset value (“NAV”) is calculated by subtracting total liabilities, including liabilities associated with financial leverage (if any), from the closing value of all securities held by the Fund (plus all other assets) and dividing the result (total net assets) by the total number of the common shares outstanding. The NAV fluctuates with changes in the market prices of securities in which the Fund has invested. However, the price at which an investor may buy or sell shares of the Fund is the Fund’s market price as determined by supply of and demand for the Fund’s shares.

viii

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the six-month period ended March 31, 2016, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 9 funds in the Fund’s Lipper category.

Western Asset High Income Opportunity Fund Inc.	IX

Fund at a glance† (unaudited)

Investment breakdown (%) as a percent of total investments

†	The bar graph above represents the composition of the Fund’s investments as of March 31, 2016 and September 30, 2015 and does not include derivatives, such as futures contracts and forward foreign currency contracts. The Fund is actively managed. As a result, the composition of the Fund’s investments is subject to change at any time.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	1

Spread duration (unaudited)

Economic exposure — March 31, 2016

Total Spread Duration
HIO	— 3.96 years
Benchmark	— 4.26 years

Spread duration measures the sensitivity to changes in spreads. The spread over Treasuries is the annual risk-premium demanded by investors to hold non-Treasury securities. Spread duration is quantified as the % change in price resulting from a 100 basis points change in spreads. For a security with positive spread duration, an increase in spreads would result in a price decline and a decline in spreads would result in a price increase. This chart highlights the market sector exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

Benchmark	— Barclays U.S. Corporate High Yield — 2% Issuer Cap Index
EM	— Emerging Markets
HIO	— Western Asset High Income Opportunity Fund Inc.
HY	— High Yield
IG Credit	— Investment Grade Credit
MBS	— Mortgage-Backed Securities

2	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Effective duration (unaudited)

Interest rate exposure — March 31, 2016

Total Effective Duration
HIO	— 4.53 years
Benchmark	— 4.22 years

Effective duration measures the sensitivity to changes in relevant interest rates. Effective duration is quantified as the % change in price resulting from a 100 basis points change in interest rates. For a security with positive effective duration, an increase in interest rates would result in a price decline and a decline in interest rates would result in a price increase. This chart highlights the interest rate exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

Benchmark	— Barclays U.S. Corporate High Yield — 2% Issuer Cap Index
EM	— Emerging Markets
HIO	— Western Asset High Income Opportunity Fund Inc.
HY	— High Yield
IG Credit	— Investment Grade Credit
MBS	— Mortgage-Backed Securities

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	3

Schedule of investments (unaudited)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Corporate Bonds & Notes — 88.6%
Consumer Discretionary — 16.3%
Auto Components — 0.4%
ZF North America Capital Inc., Senior Notes	4.750%	4/29/25	1,670,000	$1,667,912	(a)
Automobiles — 0.2%
General Motors Co., Senior Notes	6.600%	4/1/36	870,000	960,052
Diversified Consumer Services — 0.6%
Service Corp. International, Senior Notes	7.500%	4/1/27	1,280,000	1,478,400
StoneMor Partners LP/Cornerstone Family Services of WV, Senior Bonds	7.875%	6/1/21	920,000	931,919
Total Diversified Consumer Services				2,410,319
Hotels, Restaurants & Leisure — 3.4%
Bossier Casino Venture Holdco Inc., Senior Secured Bonds	14.000%	2/9/18	1,329,034	1,207,693	(a)(b)(c)(d)
Boyd Gaming Corp., Senior Notes	6.375%	4/1/26	730,000	761,025	(a)
Carrols Restaurant Group Inc., Secured Notes	8.000%	5/1/22	1,000,000	1,077,500
CCM Merger Inc., Senior Notes	9.125%	5/1/19	1,710,000	1,778,400	(a)
CEC Entertainment Inc., Senior Notes	8.000%	2/15/22	2,090,000	1,802,625
Downstream Development Authority of the Quapaw Tribe of Oklahoma, Senior Secured Notes	10.500%	7/1/19	1,320,000	1,260,600	(a)
Fontainebleau Las Vegas Holdings LLC, Senior Secured Notes	10.250%	6/15/15	445,000	879	*(a)(e)
Greektown Holdings LLC/Greektown Mothership Corp., Senior Secured Notes	8.875%	3/15/19	620,000	638,600	(a)
Landry’s Holdings II Inc., Senior Notes	10.250%	1/1/18	750,000	748,125	(a)
Landry’s Inc., Senior Notes	9.375%	5/1/20	3,598,000	3,795,890	(a)
Viking Cruises Ltd., Senior Notes	8.500%	10/15/22	1,660,000	1,577,000	(a)
Total Hotels, Restaurants & Leisure				14,648,337
Household Durables — 1.7%
Century Intermediate Holding Co. 2, Senior Notes	9.750%	2/15/19	1,980,000	2,014,650	(a)(b)
Shea Homes LP/Shea Homes Funding Corp., Senior Notes	6.125%	4/1/25	1,650,000	1,625,250	(a)
William Lyon Homes Inc., Senior Notes	8.500%	11/15/20	1,520,000	1,567,248
William Lyon Homes Inc., Senior Notes	7.000%	8/15/22	310,000	299,150
Woodside Homes Co., LLC/Woodside Homes Finance Inc., Senior Notes	6.750%	12/15/21	1,920,000	1,718,400	(a)
Total Household Durables				7,224,698
Leisure Products — 0.2%
Gibson Brands Inc., Senior Secured Notes	8.875%	8/1/18	1,380,000	807,300	(a)
Media — 7.2%
AMC Entertainment Inc., Senior Subordinated Notes	5.750%	6/15/25	290,000	297,975
CCO Safari II LLC, Senior Secured Notes	4.908%	7/23/25	1,940,000	2,049,338	(a)

See Notes to Financial Statements.

4	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Media — continued
CCO Safari II LLC, Senior Secured Notes	6.484%	10/23/45	790,000		$881,483	(a)
DISH DBS Corp., Senior Notes	7.875%	9/1/19	1,085,000		1,197,569
DISH DBS Corp., Senior Notes	6.750%	6/1/21	2,020,000		2,090,700
DISH DBS Corp., Senior Notes	5.875%	7/15/22	2,610,000		2,479,500
DISH DBS Corp., Senior Notes	5.875%	11/15/24	480,000		442,200
iHeartCommunications Inc., Senior Notes	14.000%	2/1/21	1,878,600		432,078	(b)
MDC Partners Inc., Senior Notes	6.500%	5/1/24	1,620,000		1,658,475	(a)
New Cotai LLC/New Cotai Capital Corp., Senior Secured Notes	10.625%	5/1/19	1,794,072		1,282,761	(a)(b)
Numericable-SFR SAS, Senior Secured Bonds	6.250%	5/15/24	5,040,000		4,911,480	(a)
Time Warner Cable Inc., Senior Notes	8.750%	2/14/19	1,490,000		1,745,752
Time Warner Cable Inc., Senior Notes	8.250%	4/1/19	678,000		789,843
Tribune Media Co., Senior Notes	5.875%	7/15/22	760,000		744,405	(a)
Univision Communications Inc., Senior Secured Notes	6.750%	9/15/22	217,000		231,105	(a)
Univision Communications Inc., Senior Secured Notes	5.125%	2/15/25	1,240,000		1,227,600	(a)
UPC Holding BV, Junior Secured Subordinated Notes	6.375%	9/15/22	2,030,000	EUR	2,473,365	(a)
Viacom Inc., Senior Notes	4.375%	3/15/43	980,000		760,250
Virgin Media Finance PLC, Senior Notes	6.375%	4/15/23	2,890,000		3,020,050	(a)
Virgin Media Finance PLC, Senior Notes	6.000%	10/15/24	2,000,000		2,062,500	(a)
Virgin Media Finance PLC, Senior Notes	5.750%	1/15/25	200,000		203,000	(a)
Total Media					30,981,429
Multiline Retail — 0.4%
Neiman Marcus Group LLC, Senior Secured Notes	7.125%	6/1/28	330,000		301,950
Neiman Marcus Group Ltd. LLC, Senior Notes	8.000%	10/15/21	210,000		181,650	(a)
Neiman Marcus Group Ltd. LLC, Senior Notes	8.750%	10/15/21	1,530,000		1,186,699	(a)(b)
Total Multiline Retail					1,670,299
Specialty Retail — 2.1%
American Greetings Corp., Senior Notes	7.375%	12/1/21	1,220,000		1,252,025
GameStop Corp., Senior Notes	6.750%	3/15/21	920,000		892,400	(a)
Guitar Center Inc., Senior Secured Bonds	6.500%	4/15/19	3,530,000		3,194,650	(a)
Hot Topic Inc., Senior Secured Notes	9.250%	6/15/21	730,000		735,475	(a)
L Brands Inc., Debentures	6.950%	3/1/33	470,000		486,450
L Brands Inc., Senior Notes	6.875%	11/1/35	1,290,000		1,406,358
Sally Holdings LLC/Sally Capital Inc., Senior Notes	5.625%	12/1/25	1,180,000		1,262,600
Total Specialty Retail					9,229,958
Textiles, Apparel & Luxury Goods — 0.1%
Empire Today LLC/Empire Today Finance Corp., Senior Secured Notes	11.375%	2/1/17	370,000		366,300	(a)
Total Consumer Discretionary					69,966,604

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	5

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Consumer Staples — 4.6%
Beverages — 0.9%
Carolina Beverage Group LLC/Carolina Beverage Group Finance Inc., Secured Notes	10.625%	8/1/18	1,370,000	$1,322,050	(a)
Cott Beverages Inc., Senior Notes	6.750%	1/1/20	1,120,000	1,178,800
DS Services of America Inc., Secured Notes	10.000%	9/1/21	1,230,000	1,399,125	(a)
Total Beverages				3,899,975
Food & Staples Retailing — 0.7%
Beverages & More Inc., Senior Secured Notes	10.000%	11/15/18	1,900,000	1,712,375	(a)
Dollar Tree Inc., Senior Notes	5.750%	3/1/23	1,180,000	1,256,700	(a)
Total Food & Staples Retailing				2,969,075
Food Products — 1.4%
Dole Food Co. Inc., Senior Secured Notes	7.250%	5/1/19	1,290,000	1,286,775	(a)
Hearthside Group Holdings LLC/Hearthside Finance Co., Senior Notes	6.500%	5/1/22	1,010,000	863,550	(a)
Pilgrim’s Pride Corp., Senior Notes	5.750%	3/15/25	1,630,000	1,644,262	(a)
Simmons Foods Inc., Secured Notes	7.875%	10/1/21	2,630,000	2,222,350	(a)
Total Food Products				6,016,937
Household Products — 1.2%
Central Garden & Pet Co., Senior Notes	6.125%	11/15/23	700,000	731,500
Kronos Acquisition Holdings Inc., Senior Notes	9.000%	8/15/23	380,000	351,500	(a)
Spectrum Brands Inc., Senior Notes	6.625%	11/15/22	580,000	630,019
Spectrum Brands Inc., Senior Notes	6.125%	12/15/24	440,000	471,900
Spectrum Brands Inc., Senior Notes	5.750%	7/15/25	1,190,000	1,270,325
Sun Products Corp., Senior Notes	7.750%	3/15/21	1,690,000	1,563,250	(a)
Total Household Products				5,018,494
Tobacco — 0.4%
Alliance One International Inc., Secured Notes	9.875%	7/15/21	2,370,000	1,816,013
Total Consumer Staples				19,720,494
Energy — 10.6%
Energy Equipment & Services — 1.0%
Atwood Oceanics Inc., Senior Notes	6.500%	2/1/20	1,020,000	489,600
CGG, Senior Notes	6.500%	6/1/21	1,470,000	602,700
CGG, Senior Notes	6.875%	1/15/22	200,000	79,000
Ensco PLC, Senior Notes	4.700%	3/15/21	850,000	594,252
Ensco PLC, Senior Notes	5.750%	10/1/44	1,030,000	511,137
KCA Deutag UK Finance PLC, Senior Secured Notes	7.250%	5/15/21	510,000	321,300	(a)
SESI LLC, Senior Notes	7.125%	12/15/21	1,320,000	999,900

See Notes to Financial Statements.

6	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Energy Equipment & Services — continued
Sierra Hamilton LLC/Sierra Hamilton Finance Inc., Senior Secured Notes	12.250%	12/15/18	1,390,000	$834,000	(a)
Total Energy Equipment & Services				4,431,889
Oil, Gas & Consumable Fuels — 9.6%
Berry Petroleum Co., Senior Notes	6.750%	11/1/20	800,000	148,000
Berry Petroleum Co., Senior Notes	6.375%	9/15/22	2,209,000	408,665
California Resources Corp., Senior Notes	5.500%	9/15/21	5,000,000	1,125,000
Calumet Specialty Products Partners LP/Calumet Finance Corp., Senior Notes	6.500%	4/15/21	2,310,000	1,651,650	(d)
Carrizo Oil & Gas Inc., Senior Notes	7.500%	9/15/20	960,000	900,000
Chesapeake Energy Corp., Senior Notes	6.875%	11/15/20	3,360,000	1,335,600
Chesapeake Energy Corp., Senior Notes	5.375%	6/15/21	1,095,000	394,200
Chesapeake Energy Corp., Senior Notes	5.750%	3/15/23	1,270,000	438,150
Continental Resources Inc., Senior Notes	5.000%	9/15/22	120,000	104,025
Continental Resources Inc., Senior Notes	3.800%	6/1/24	290,000	230,550
Continental Resources Inc., Senior Notes	4.900%	6/1/44	1,370,000	1,027,500
Crestwood Midstream Partners LP/Crestwood Midstream Finance Corp., Senior Notes	6.125%	3/1/22	1,570,000	1,185,350
Endeavor Energy Resources LP/EER Finance Inc., Senior Notes	7.000%	8/15/21	630,000	592,200	(a)
Enterprise Products Operating LLC, Junior Subordinated Notes	8.375%	8/1/66	680,000	538,050	(f)
EP Energy LLC/Everest Acquisition Finance Inc., Senior Notes	9.375%	5/1/20	1,450,000	738,594
EV Energy Partners LP/EV Energy Finance Corp., Senior Notes	8.000%	4/15/19	280,000	71,400
Freeport-McMoran Oil & Gas LLC/FCX Oil & Gas Inc., Senior Notes	6.125%	6/15/19	330,000	283,800
Freeport-McMoran Oil & Gas LLC/FCX Oil & Gas Inc., Senior Notes	6.750%	2/1/22	162,000	125,550
Freeport-McMoran Oil & Gas LLC/FCX Oil & Gas Inc., Senior Notes	6.875%	2/15/23	2,010,000	1,547,700
Genesis Energy LP/Genesis Energy Finance Corp., Senior Notes	6.750%	8/1/22	850,000	790,500
Globe Luxembourg SCA, Senior Secured Notes	9.625%	5/1/18	3,430,000	2,615,375	(a)
Kinder Morgan Inc., Medium-Term Notes	7.750%	1/15/32	4,290,000	4,497,619
Lonestar Resources America Inc., Senior Notes	8.750%	4/15/19	550,000	327,250	(a)
Magnum Hunter Resources Corp., Senior Notes	9.750%	5/15/20	4,340,000	976,500	*(d)(g)
MEG Energy Corp., Senior Notes	6.500%	3/15/21	2,760,000	1,680,150	(a)
MEG Energy Corp., Senior Notes	6.375%	1/30/23	330,000	196,350	(a)
Milagro Oil & Gas Inc., Secured Notes	10.500%	5/15/16	1,690,000	481,650	*(d)(g)
Murray Energy Corp., Senior Secured Notes	11.250%	4/15/21	4,660,000	629,100	(a)
Natural Resource Partners LP/Natural Resource Partners Finance Corp., Senior Notes	9.125%	10/1/18	1,570,000	1,024,425

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	7

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Oil, Gas & Consumable Fuels — continued
Oasis Petroleum Inc., Senior Notes	7.250%	2/1/19	1,240,000	$951,700
Oasis Petroleum Inc., Senior Notes	6.500%	11/1/21	1,770,000	1,318,650
Oasis Petroleum Inc., Senior Notes	6.875%	1/15/23	920,000	683,100
Petrobras Global Finance BV, Senior Notes	6.750%	1/27/41	1,850,000	1,339,400
Rice Energy Inc., Senior Notes	7.250%	5/1/23	1,460,000	1,284,800
RSP Permian Inc., Senior Notes	6.625%	10/1/22	1,440,000	1,425,600
Sanchez Energy Corp., Senior Notes	6.125%	1/15/23	5,810,000	3,166,450
Shelf Drilling Holdings Ltd., Senior Secured Notes	8.625%	11/1/18	930,000	627,750	(a)
Targa Resources Partners LP/Targa Resources Partners Finance Corp., Senior Notes	6.625%	10/1/20	470,000	466,475	(a)
Whiting Petroleum Corp., Senior Notes	5.000%	3/15/19	950,000	662,625
Whiting Petroleum Corp., Senior Notes	6.250%	4/1/23	920,000	623,300
Williams Cos. Inc., Debentures	7.500%	1/15/31	400,000	327,000
Williams Cos. Inc., Senior Notes	3.700%	1/15/23	530,000	398,825
Williams Cos. Inc., Senior Notes	4.550%	6/24/24	670,000	512,550
Williams Cos. Inc., Senior Notes	5.750%	6/24/44	490,000	328,300
WPX Energy Inc., Senior Notes	7.500%	8/1/20	340,000	266,900
WPX Energy Inc., Senior Notes	8.250%	8/1/23	530,000	412,075
Total Oil, Gas & Consumable Fuels				40,860,403
Total Energy				45,292,292
Financials — 15.0%
Banks — 7.3%
Bank of America Corp., Junior Subordinated Notes	6.500%	10/23/24	1,400,000	1,446,830	(f)(h)
Barclays Bank PLC, Subordinated Notes	10.179%	6/12/21	1,930,000	2,454,925	(a)
Barclays Bank PLC, Subordinated Notes	7.625%	11/21/22	2,200,000	2,369,125
Barclays PLC, Junior Subordinated Bonds	8.250%	12/15/18	420,000	421,084	(f)(h)
BNP Paribas SA, Junior Subordinated Notes	7.375%	8/19/25	2,700,000	2,615,625	(a)(f)(h)
CIT Group Inc., Senior Notes	5.375%	5/15/20	370,000	384,800
CIT Group Inc., Senior Notes	5.000%	8/15/22	650,000	659,340
CIT Group Inc., Senior Notes	5.000%	8/1/23	2,240,000	2,256,800
Citigroup Inc., Junior Subordinated Bonds	6.300%	5/15/24	1,290,000	1,240,636	(f)(h)
Cooperatieve Rabobank U.A., Subordinated Notes	5.250%	8/4/45	320,000	347,408
Credit Agricole SA, Junior Subordinated Notes	8.375%	10/13/19	1,660,000	1,838,782	(a)(f)(h)
Credit Agricole SA, Junior Subordinated Notes	8.125%	12/23/25	1,600,000	1,602,392	(a)(f)(h)
HSBC Holdings PLC, Junior Subordinated Bonds	6.375%	9/17/24	790,000	734,700	(f)(h)
HSBC Holdings PLC, Junior Subordinated Bonds	6.375%	3/30/25	1,070,000	1,013,825	(f)(h)
HSBC Holdings PLC, Subordinated Notes	5.250%	3/14/44	1,500,000	1,526,931
JPMorgan Chase & Co., Junior Subordinated Bonds	6.000%	8/1/23	630,000	635,670	(f)(h)

See Notes to Financial Statements.

8	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Banks — continued
JPMorgan Chase & Co., Junior Subordinated Notes	6.100%	10/1/24	800,000		$816,208	(f)(h)
M&T Bank Corp., Junior Subordinated Bonds	6.875%	6/15/16	1,790,000		1,801,187	(h)
Royal Bank of Scotland Group PLC, Junior Subordinated Bonds	7.648%	9/30/31	1,210,000		1,421,750	(f)(h)
Royal Bank of Scotland Group PLC, Subordinated Notes	6.100%	6/10/23	1,470,000		1,507,817
Royal Bank of Scotland NV, Subordinated Bonds	7.750%	5/15/23	390,000		421,870
Royal Bank of Scotland PLC, Subordinated Notes	13.125%	3/19/22	2,480,000	AUD	2,036,475	(f)(i)
Santander Issuances SAU, Notes	5.911%	6/20/16	1,100,000		1,107,533	(a)
Wells Fargo & Co., Junior Subordinated Bonds	5.875%	6/15/25	580,000		620,049	(f)(h)
Total Banks					31,281,762
Capital Markets — 1.2%
Credit Suisse Group AG, Junior Subordinated Notes	6.250%	12/18/24	1,800,000		1,659,076	(a)(f)(h)
Goldman Sachs Group Inc., Subordinated Notes	6.750%	10/1/37	1,210,000		1,449,672
Goldman Sachs Group Inc., Subordinated Notes	5.150%	5/22/45	1,320,000		1,346,048
Pershing Square Holdings Ltd., Senior Notes	5.500%	7/15/22	1,000,000		922,500	(a)
Total Capital Markets					5,377,296
Consumer Finance — 1.1%
Ally Financial Inc., Senior Notes	8.000%	3/15/20	1,133,000		1,271,793
Navient Corp., Medium-Term Notes, Senior Notes	8.450%	6/15/18	1,110,000		1,193,250
Navient Corp., Medium-Term Notes, Senior Notes	8.000%	3/25/20	1,150,000		1,147,125
TMX Finance LLC/TitleMax Finance Corp., Senior Secured Notes	8.500%	9/15/18	1,180,000		949,900	(a)
Total Consumer Finance					4,562,068
Diversified Financial Services — 2.8%
AerCap Ireland Capital Ltd./AerCap Global Aviation Trust, Senior Bonds	4.625%	7/1/22	1,010,000		1,033,987
AerCap Ireland Capital Ltd./AerCap Global Aviation Trust, Senior Notes	4.625%	10/30/20	500,000		514,375
AerCap Ireland Capital Ltd./AerCap Global Aviation Trust, Senior Notes	5.000%	10/1/21	370,000		383,875
Argos Merger Sub Inc., Senior Notes	7.125%	3/15/23	2,210,000		2,354,755	(a)
International Lease Finance Corp., Senior Notes	8.750%	3/15/17	100,000		105,590
International Lease Finance Corp., Senior Notes	8.875%	9/1/17	4,200,000		4,527,600
International Lease Finance Corp., Senior Notes	6.250%	5/15/19	160,000		171,000
International Lease Finance Corp., Senior Notes	8.250%	12/15/20	1,860,000		2,178,525
International Lease Finance Corp., Senior Notes	8.625%	1/15/22	150,000		180,938
International Lease Finance Corp., Senior Notes	5.875%	8/15/22	390,000		424,612
Total Diversified Financial Services					11,875,257

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	9

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Insurance — 0.7%
Fidelity & Guaranty Life Holdings Inc., Senior Notes	6.375%	4/1/21	850,000	$858,500	(a)
Genworth Holdings Inc., Senior Notes	4.900%	8/15/23	940,000	702,650
Liberty Mutual Group Inc., Junior Subordinated Bonds	7.800%	3/15/37	670,000	731,975	(a)
MetLife Capital Trust IV, Junior Subordinated Notes	7.875%	12/15/37	650,000	750,750	(a)
Total Insurance				3,043,875
Real Estate Investment Trusts (REITs) — 0.3%
Communications Sales & Leasing Inc., Senior Secured Notes	6.000%	4/15/23	870,000	848,250	(a)
MPT Operating Partnership LP/MPT Finance Corp., Senior Notes	6.375%	3/1/24	530,000	560,475
Total Real Estate Investment Trusts (REITs)				1,408,725
Real Estate Management & Development — 1.6%
Caesars Entertainment Resort Properties LLC, Secured Notes	11.000%	10/1/21	800,000	686,000
Caesars Entertainment Resort Properties LLC, Senior Secured Notes	8.000%	10/1/20	2,870,000	2,824,080
Greystar Real Estate Partners LLC, Senior Secured Notes	8.250%	12/1/22	1,610,000	1,670,375	(a)
Howard Hughes Corp., Senior Notes	6.875%	10/1/21	1,610,000	1,593,900	(a)
Total Real Estate Management & Development				6,774,355
Total Financials				64,323,338
Health Care — 7.1%
Biotechnology — 0.2%
AMAG Pharmaceuticals Inc., Senior Notes	7.875%	9/1/23	800,000	710,000	(a)
Health Care Equipment & Supplies — 1.6%
ConvaTec Finance International SA, Senior Notes	8.250%	1/15/19	2,330,000	2,316,894	(a)(b)
DJO Finance LLC/DJO Finance Corp., Secured Notes	10.750%	4/15/20	1,210,000	987,662	(a)
DJO Finco Inc./DJO Finance LLC/DJO Finance Corp., Secured Notes	8.125%	6/15/21	930,000	827,700	(a)
Greatbatch Ltd., Senior Notes	9.125%	11/1/23	950,000	944,063	(a)
Immucor Inc., Senior Notes	11.125%	8/15/19	1,820,000	1,683,500
Total Health Care Equipment & Supplies				6,759,819
Health Care Providers & Services — 3.6%
BioScrip Inc., Senior Notes	8.875%	2/15/21	860,000	731,000
Centene Escrow Corp., Senior Notes	5.625%	2/15/21	740,000	773,300	(a)
Centene Escrow Corp., Senior Notes	6.125%	2/15/24	460,000	485,300	(a)
HCA Inc., Debentures	7.500%	11/15/95	3,920,000	3,822,000
HCA Inc., Senior Secured Notes	5.250%	6/15/26	560,000	575,400
IASIS Healthcare LLC/IASIS Capital Corp., Senior Notes	8.375%	5/15/19	2,580,000	2,557,425
Tenet Healthcare Corp., Senior Notes	8.125%	4/1/22	3,130,000	3,235,637
Tenet Healthcare Corp., Senior Secured Notes	6.000%	10/1/20	1,330,000	1,423,100
Universal Hospital Services Inc., Secured Notes	7.625%	8/15/20	2,160,000	2,008,800
Total Health Care Providers & Services				15,611,962

See Notes to Financial Statements.

10	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Pharmaceuticals — 1.7%
DPx Holdings BV, Senior Notes	7.500%	2/1/22	980,000		$978,775	(a)
JLL/Delta Dutch Pledgeco BV, Senior Notes	8.750%	5/1/20	1,550,000		1,515,125	(a)(b)
Mallinckrodt International Finance SA, Senior Notes	5.750%	8/1/22	1,590,000		1,472,738	(a)
Valeant Pharmaceuticals International Inc., Senior Notes	5.375%	3/15/20	1,760,000		1,443,200	(a)
Valeant Pharmaceuticals International Inc., Senior Notes	7.500%	7/15/21	1,010,000		846,501	(a)
Valeant Pharmaceuticals International Inc., Senior Notes	5.625%	12/1/21	430,000		340,775	(a)
Valeant Pharmaceuticals International Inc., Senior Notes	7.250%	7/15/22	700,000		563,500	(a)
Total Pharmaceuticals					7,160,614
Total Health Care					30,242,395
Industrials — 10.8%
Aerospace & Defense — 0.8%
Aerojet Rocketdyne Holdings Inc., Secured Notes	7.125%	3/15/21	760,000		792,300
CBC Ammo LLC/CBC FinCo Inc., Senior Notes	7.250%	11/15/21	2,330,000		1,794,100	(a)
LMI Aerospace Inc., Secured Notes	7.375%	7/15/19	910,000		859,950
Total Aerospace & Defense					3,446,350
Air Freight & Logistics — 0.4%
XPO Logistics Inc., Senior Notes	7.875%	9/1/19	460,000		478,400	(a)
XPO Logistics Inc., Senior Notes	5.750%	6/15/21	190,000	EUR	207,143	(a)
XPO Logistics Inc., Senior Notes	6.500%	6/15/22	860,000		839,575	(a)
Total Air Freight & Logistics					1,525,118
Airlines — 0.3%
American Airlines, Pass-Through Trust, Secured Notes	7.000%	1/31/18	501,424		522,108	(a)
Continental Airlines Inc., Pass-Through Certificates, Secured Notes	9.250%	5/10/17	72,948		77,345
Delta Air Lines Inc., Pass-Through Certificates, Secured Notes	8.021%	8/10/22	521,670		590,139
Delta Air Lines Inc., Pass-Through Certificates, Subordinated Secured Notes	9.750%	12/17/16	270,972		284,521
Total Airlines					1,474,113
Building Products — 0.5%
Ashton Woods USA LLC/Ashton Woods Finance Co., Senior Notes	6.875%	2/15/21	1,460,000		1,204,500	(a)
Standard Industries Inc., Senior Notes	5.125%	2/15/21	450,000		462,937	(a)
Standard Industries Inc., Senior Notes	5.500%	2/15/23	660,000		678,150	(a)
Total Building Products					2,345,587
Commercial Services & Supplies — 2.3%
Garda World Security Corp., Senior Notes	7.250%	11/15/21	720,000		558,000	(a)
GFL Environmental Inc., Senior Notes	9.875%	2/1/21	1,250,000		1,306,250	(a)
Monitronics International Inc., Senior Notes	9.125%	4/1/20	3,280,000		2,673,200
United Rentals North America Inc., Senior Notes	8.250%	2/1/21	374,000		392,700

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	11

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Commercial Services & Supplies — continued
United Rentals North America Inc., Senior Notes	7.625%	4/15/22	2,608,000		$2,790,560
West Corp., Senior Notes	5.375%	7/15/22	2,180,000		2,007,889	(a)
Total Commercial Services & Supplies					9,728,599
Construction & Engineering — 1.1%
Ausdrill Finance Pty Ltd., Senior Notes	6.875%	11/1/19	1,240,000		967,200	(a)
Brundage-Bone Concrete Pumping Inc., Senior Secured Notes	10.375%	9/1/21	1,250,000		1,262,500	(a)
Michael Baker Holdings LLC/Michael Baker Finance Corp., Senior Notes	8.875%	4/15/19	1,656,037		1,059,864	(a)(b)
Michael Baker International LLC/CDL Acquisition Co. Inc., Senior Secured Notes	8.250%	10/15/18	440,000		382,800	(a)
Modular Space Corp., Secured Notes	10.250%	1/31/19	1,420,000		795,200	(a)
Odebrecht Finance Ltd., Senior Notes	5.250%	6/27/29	400,000		171,000	(a)
Total Construction & Engineering					4,638,564
Electrical Equipment — 0.6%
Interface Grand Master Holdings Inc., Senior Notes	17.000%	8/15/19	860,311		860,311	(b)(c)
International Wire Group Holdings Inc., Senior Secured Notes	8.500%	10/15/17	1,020,000		1,020,000	(a)
NES Rentals Holdings Inc., Senior Secured Notes	7.875%	5/1/18	930,000		860,250	(a)
Total Electrical Equipment					2,740,561
Machinery — 1.4%
CTP Transportation Products LLC/CTP Finance Inc., Senior Secured Notes	8.250%	12/15/19	610,000		603,900	(a)
DH Services Luxembourg Sarl, Senior Notes	7.750%	12/15/20	2,820,000		2,798,850	(a)
Global Brass and Copper Inc., Senior Secured Notes	9.500%	6/1/19	1,260,000		1,335,600
SIG Combibloc Holdings SCA, Senior Bonds	7.750%	2/15/23	570,000	EUR	694,693	(a)
SPL Logistics Escrow LLC/SPL Logistics Finance Corp., Senior Secured Notes	8.875%	8/1/20	510,000		405,450	(a)
Total Machinery					5,838,493
Marine — 0.4%
Navios Maritime Acquisition Corp./Navios Acquisition Finance U.S. Inc., Senior Secured Notes	8.125%	11/15/21	2,170,000		1,448,475	(a)
Ultrapetrol Bahamas Ltd., Senior Secured Notes	8.875%	6/15/21	1,240,000		260,400	*(d)(g)
Total Marine					1,708,875
Road & Rail — 1.4%
Flexi-Van Leasing Inc., Senior Notes	7.875%	8/15/18	1,380,000		1,373,100	(a)
Florida East Coast Holdings Corp., Senior Notes	9.750%	5/1/20	260,000		188,500	(a)
Florida East Coast Holdings Corp., Senior Secured Notes	6.750%	5/1/19	3,280,000		3,296,400	(a)
Jack Cooper Holdings Corp., Senior Secured Notes	10.250%	6/1/20	1,890,000		1,341,900	(a)
Total Road & Rail					6,199,900

See Notes to Financial Statements.

12	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Trading Companies & Distributors — 1.1%
Ashtead Capital Inc., Senior Secured Notes	6.500%	7/15/22	1,340,000		$1,430,450	(a)
H&E Equipment Services Inc., Senior Notes	7.000%	9/1/22	2,300,000		2,346,000
HD Supply Inc., Senior Notes	5.750%	4/15/24	770,000		793,100	(a)
Total Trading Companies & Distributors					4,569,550
Transportation — 0.5%
Hapag-Lloyd AG, Senior Notes	9.750%	10/15/17	843,000		857,752	(a)
Neovia Logistics Intermediate Holdings LLC/Logistics Intermediate Finance Corp., Senior Notes	10.000%	2/15/18	1,980,000		1,237,500	(a)(b)
Total Transportation					2,095,252
Total Industrials					46,310,962
Information Technology — 2.6%
Communications Equipment — 0.3%
CommScope Technologies Finance LLC, Senior Notes	6.000%	6/15/25	1,270,000		1,288,256	(a)
Electronic Equipment, Instruments & Components — 0.3%
Interface Security Systems Holdings Inc./Interface Security Systems LLC, Senior Secured Notes	9.250%	1/15/18	1,400,000		1,321,250
Internet Software & Services — 0.4%
Ancestry.com Holdings LLC, Senior Notes	9.625%	10/15/18	710,000		712,663	(a)(b)
Ancestry.com Inc., Senior Notes	11.000%	12/15/20	1,070,000		1,155,600
Total Internet Software & Services					1,868,263
IT Services — 1.1%
Compiler Finance Subordinated Inc., Senior Notes	7.000%	5/1/21	1,900,000		874,000	(a)(d)
First Data Corp., Senior Notes	7.000%	12/1/23	160,000		162,200	(a)
First Data Corp., Senior Secured Notes	5.000%	1/15/24	3,400,000		3,417,000	(a)
Total IT Services					4,453,200
Semiconductors & Semiconductor Equipment — 0.3%
QUALCOMM Inc., Senior Subordinated Notes	4.800%	5/20/45	1,150,000		1,141,835
Technology Hardware, Storage & Peripherals — 0.2%
Western Digital Corp., Senior Notes	10.500%	4/1/24	890,000		894,450	(a)
Total Information Technology					10,967,254
Materials — 7.2%
Chemicals — 0.9%
Eco Services Operations LLC/Eco Finance Corp., Senior Notes	8.500%	11/1/22	470,000		434,750	(a)
HIG BBC Intermediate Holdings LLC/HIG BBC Holdings Corp., Senior Notes	10.500%	9/15/18	813,312		573,385	(a)(b)
Kerling PLC, Senior Secured Notes	10.625%	2/1/17	1,048,000	EUR	1,201,463	(a)
Rain CII Carbon LLC/CII Carbon Corp., Senior Secured Notes	8.000%	12/1/18	1,980,000		1,653,300	(a)
Rain CII Carbon LLC/CII Carbon Corp., Senior Secured Notes	8.250%	1/15/21	280,000		200,200	(a)
Total Chemicals					4,063,098

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	13

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Construction Materials — 0.3%
Hardwoods Acquisition Inc., Senior Secured Notes	7.500%	8/1/21	1,290,000		$883,650	(a)
NWH Escrow Corp., Senior Secured Notes	7.500%	8/1/21	470,000		310,200	(a)
Total Construction Materials					1,193,850
Containers & Packaging — 2.7%
Ardagh Finance Holdings SA, Senior Notes	8.625%	6/15/19	1,408,411		1,366,159	(a)(b)
Ardagh Packaging Finance PLC, Senior Notes	9.125%	10/15/20	1,130,000		1,172,375	(a)
Ardagh Packaging Finance PLC/Ardagh MP Holdings USA Inc., Senior Notes	9.125%	10/15/20	2,170,000		2,236,456	(a)
BWAY Holding Co., Senior Notes	9.125%	8/15/21	2,150,000		1,929,625	(a)
Coveris Holdings SA, Senior Notes	7.875%	11/1/19	840,000		756,000	(a)
Pactiv LLC, Senior Bonds	8.375%	4/15/27	3,280,000		3,050,400
PaperWorks Industries Inc., Senior Secured Notes	9.500%	8/15/19	1,030,000		911,550	(a)
Total Containers & Packaging					11,422,565
Metals & Mining — 3.1%
Anglo American Capital PLC, Senior Notes	3.625%	5/14/20	540,000		466,085	(a)
Anglo American Capital PLC, Senior Notes	4.125%	4/15/21	510,000		427,125	(a)
Anglo American Capital PLC, Senior Notes	4.125%	9/27/22	210,000		172,200	(a)
Anglo American Capital PLC, Senior Notes	4.875%	5/14/25	1,060,000		871,850	(a)
ArcelorMittal SA, Senior Notes	6.125%	6/1/18	70,000		71,050
ArcelorMittal SA, Senior Notes	8.000%	10/15/39	1,850,000		1,618,750
Barminco Finance Pty Ltd., Senior Notes	9.000%	6/1/18	1,260,000		948,150	(a)
Coeur Mining Inc., Senior Notes	7.875%	2/1/21	1,020,000		823,650
FMG Resources (August 2006) Pty Ltd., Senior Secured Notes	9.750%	3/1/22	2,000,000		2,005,000	(a)
Freeport-McMoRan Inc., Senior Notes	3.100%	3/15/20	400,000		302,000
Freeport-McMoRan Inc., Senior Notes	4.000%	11/14/21	500,000		356,250
Freeport-McMoRan Inc., Senior Notes	3.550%	3/1/22	350,000		245,875
Freeport-McMoRan Inc., Senior Notes	3.875%	3/15/23	470,000		320,775
Freeport-McMoRan Inc., Senior Notes	5.450%	3/15/43	660,000		407,550
Midwest Vanadium Pty Ltd., Senior Secured Notes	11.500%	2/15/18	1,570,000		98,125	*(a)(d)(g)
Mirabela Nickel Ltd., Subordinated Notes	1.000%	9/10/44	17,132		0	(b)(c)(d)(j)
Schaeffler Holding Finance BV, Senior Secured Bonds	6.875%	8/15/18	880,000		908,600	(a)(b)
Schaeffler Holding Finance BV, Senior Secured Notes	6.875%	8/15/18	1,050,000	EUR	1,239,986	(a)(b)
Schaeffler Holding Finance BV, Senior Secured Notes	6.750%	11/15/22	1,730,000		1,890,025	(a)(b)
St. Barbara Ltd., Senior Secured Notes	8.875%	4/15/18	290,000		291,450	(a)
Total Metals & Mining					13,464,496
Paper & Forest Products — 0.2%
Resolute Forest Products Inc., Senior Notes	5.875%	5/15/23	960,000		652,800
Total Materials					30,796,809

See Notes to Financial Statements.

14	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†		Value
Telecommunication Services — 11.7%
Diversified Telecommunication Services — 5.8%
CCOH Safari LLC, Senior Notes	5.750%	2/15/26	2,510,000		$2,604,125	(a)
CenturyLink Inc., Senior Notes	6.750%	12/1/23	1,760,000		1,718,200
CenturyLink Inc., Senior Notes	7.650%	3/15/42	1,360,000		1,128,800
Frontier Communications Corp., Senior Notes	11.000%	9/15/25	3,910,000		3,944,213	(a)
Intelsat Jackson Holdings SA, Senior Notes	7.500%	4/1/21	2,560,000		1,638,400
Intelsat Jackson Holdings SA, Senior Secured Notes	8.000%	2/15/24	1,880,000		1,941,100	(a)
Level 3 Financing Inc., Senior Notes	7.000%	6/1/20	130,000		135,697
Level 3 Financing Inc., Senior Notes	6.125%	1/15/21	630,000		661,500
Level 3 Financing Inc., Senior Notes	5.625%	2/1/23	1,350,000		1,392,188
Level 3 Financing Inc., Senior Notes	5.250%	3/15/26	20,000		20,200	(a)
Oi Brasil Holdings Cooperatief U.A., Senior Notes	5.750%	2/10/22	2,410,000		668,534	(a)
Telecom Italia SpA, Senior Notes	5.303%	5/30/24	2,160,000		2,222,100	(a)
Verizon Communications Inc., Senior Notes	5.150%	9/15/23	1,830,000		2,115,531
Windstream Services LLC, Senior Notes	7.750%	10/15/20	3,450,000		2,984,250
Windstream Services LLC, Senior Notes	7.750%	10/1/21	1,970,000		1,616,631
Windstream Services LLC, Senior Notes	6.375%	8/1/23	130,000		95,875
Total Diversified Telecommunication Services					24,887,344
Wireless Telecommunication Services — 5.9%
Altice Financing SA, Senior Secured Notes	5.250%	2/15/23	180,000	EUR	209,973	(a)
Altice Financing SA, Senior Secured Notes	6.625%	2/15/23	3,260,000		3,284,450	(a)
Neptune Finco Corp., Senior Notes	10.125%	1/15/23	310,000		332,475	(a)
Neptune Finco Corp., Senior Notes	6.625%	10/15/25	1,410,000		1,527,946	(a)
Neptune Finco Corp., Senior Notes	10.875%	10/15/25	1,360,000		1,481,720	(a)
Sprint Capital Corp., Senior Notes	6.875%	11/15/28	2,110,000		1,550,850
Sprint Capital Corp., Senior Notes	8.750%	3/15/32	3,130,000		2,464,875
Sprint Communications Inc., Senior Notes	6.000%	12/1/16	200,000		199,750
Sprint Communications Inc., Senior Notes	9.000%	11/15/18	2,770,000		2,915,425	(a)
Sprint Communications Inc., Senior Notes	7.000%	8/15/20	1,180,000		944,000
Sprint Communications Inc., Senior Notes	11.500%	11/15/21	2,625,000		2,349,375
Sprint Corp., Senior Notes	7.250%	9/15/21	1,820,000		1,399,125
Sprint Corp., Senior Notes	7.875%	9/15/23	230,000		177,052
T-Mobile USA Inc., Senior Notes	6.542%	4/28/20	560,000		581,000
T-Mobile USA Inc., Senior Notes	6.000%	3/1/23	1,350,000		1,385,437
T-Mobile USA Inc., Senior Notes	6.500%	1/15/26	590,000		615,813
Vimpel Communications Via VIP Finance Ireland Ltd. OJSC, Senior Notes	9.125%	4/30/18	130,000		142,667	(i)

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	15

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Wireless Telecommunication Services — continued
Vimpel Communications Via VIP Finance Ireland Ltd. OJSC, Senior Notes	7.748%	2/2/21	2,010,000	$2,158,459	(a)
VimpelCom Holdings BV, Senior Notes	7.504%	3/1/22	1,000,000	1,056,250	(i)
VimpelCom Holdings BV, Senior Notes	7.504%	3/1/22	590,000	623,188	(a)
Total Wireless Telecommunication Services				25,399,830
Total Telecommunication Services				50,287,174
Utilities — 2.7%
Electric Utilities — 1.7%
NRG REMA LLC, Pass-Through Certificates, Senior Secured Bonds	9.681%	7/2/26	2,820,000	2,710,725
Red Oak Power LLC, Secured Notes	9.200%	11/30/29	4,200,000	4,357,500
Total Electric Utilities				7,068,225
Gas Utilities — 0.0%
Southern Natural Gas Co., LLC, Senior Notes	8.000%	3/1/32	60,000	63,560
Independent Power and Renewable Electricity Producers — 1.0%
Calpine Corp., Senior Secured Notes	7.875%	1/15/23	940,000	1,001,100	(a)
Mirant Mid Atlantic LLC, Pass-Through Certificates, Secured Bonds	10.060%	12/30/28	3,303,832	3,208,847
Mirant Mid Atlantic LLC, Pass-Through Certificates, Senior Secured Notes	9.125%	6/30/17	71,455	69,401
Total Independent Power and Renewable Electricity Producers				4,279,348
Total Utilities				11,411,133
Total Corporate Bonds & Notes (Cost — $407,305,643)				379,318,455
Collateralized Mortgage Obligations — 0.4%
Commercial Mortgage Trust, 2015-LC21 E	3.250%	7/10/48	1,100,000	659,378	(a)
JPMBB Commercial Mortgage Securities Trust, 2015-C31 E	4.619%	8/15/48	900,000	657,860	(a)(f)
Wells Fargo Commercial Mortgage Trust, 2015-C28 E	3.000%	5/15/48	1,000,000	584,122	(a)
Total Collateralized Mortgage Obligations (Cost — $1,967,545)				1,901,360
Convertible Bonds & Notes — 0.2%
Materials — 0.2%
Chemicals — 0.1%
Hercules Inc., Junior Subordinated Bonds	6.500%	6/30/29	420,000	348,600
Metals & Mining — 0.1%
Mirabela Nickel Ltd., Senior Secured Bonds	9.500%	6/24/19	1,240,176	477,468	(a)(b)(d)
Total Convertible Bonds & Notes (Cost — $1,627,830)				826,068
Senior Loans — 2.2%
Consumer Discretionary — 0.7%
Hotels, Restaurants & Leisure — 0.3%
Equinox Holdings Inc., Second Lien Term Loan	9.750%	7/31/20	1,290,000	1,291,612	(k)(l)

See Notes to Financial Statements.

16	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

Security	Rate	Maturity Date	Face Amount†	Value
Specialty Retail — 0.3%
Spencer Gifts LLC, Second Lien Term Loan	9.250%	6/29/22	1,100,000	$962,500	(k)(l)
Textiles, Apparel & Luxury Goods — 0.1%
TOMS Shoes LLC, Term Loan B	6.500%	10/28/20	821,700	529,997	(k)(l)
Total Consumer Discretionary				2,784,109
Consumer Staples — 0.1%
Food Products — 0.1%
AdvancePierre Foods Inc., Second Lien Term Loan	9.500%	10/10/17	550,000	548,281	(k)(l)
Energy — 0.7%
Energy Equipment & Services — 0.4%
Hercules Offshore LLC, Exit Term Loan	10.500%	5/6/20	2,050,000	1,476,000	(k)(l)
Oil, Gas & Consumable Fuels — 0.3%
Magnum Hunter Resources Inc., DIP Term Loan	9.000%	9/15/16	980,000	975,100	(d)(k)(l)
Westmoreland Coal Co., Term Loan B	7.500%	12/16/20	821,633	495,034	(k)(l)
Total Oil, Gas & Consumable Fuels				1,470,134
Total Energy				2,946,134
Health Care — 0.5%
Health Care Equipment & Supplies — 0.2%
Lantheus Medical Imaging Inc., Term Loan	7.000%	6/30/22	1,012,350	885,806	(k)(l)
Health Care Providers & Services — 0.3%
Radnet Management Inc., Second Lien Term Loan	8.000%	3/25/21	1,350,000	1,240,313	(k)(l)
Total Health Care				2,126,119
Utilities — 0.2%
Electric Utilities — 0.2%
Panda Temple Power LLC, 2015 Term Loan B	7.250%	3/6/22	1,207,800	893,772	(k)(l)
Total Senior Loans (Cost — $10,954,644)				9,298,415
U.S. Government & Agency Obligations — 2.4%
U.S. Government Obligations — 2.4%
U.S. Treasury Notes (Cost — $9,997,178)	1.375%	9/30/20	10,000,000	10,084,960

			Shares
Common Stocks — 1.4%
Consumer Discretionary — 0.0%
Hotels, Restaurants & Leisure — 0.0%
Bossier Casino Venture Holdco Inc.			86,730	0	*(c)(d)(j)
Energy — 0.2%
Energy Equipment & Services — 0.2%
Hercules Offshore Inc.			56,559	135,742	*
KCAD Holdings I Ltd.			275,927,431	678,781	*(c)(d)
Total Energy				814,523

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	17

Schedule of investments (unaudited) (cont’d)

March 31, 2016

Western Asset High Income Opportunity Fund Inc.

Security		Shares	Value
Financials — 1.0%
Banks — 1.0%
Citigroup Inc.		64,503	$2,693,000
JPMorgan Chase & Co.		24,776	1,467,235
Total Financials			4,160,235
Health Care — 0.0%
Health Care Providers & Services — 0.0%
Physiotherapy Associates Holdings Inc.		16,100	183,218	*(c)(d)
Industrials — 0.1%
Marine — 0.1%
DeepOcean Group Holding AS		106,322	580,518	*(c)(d)
Road & Rail — 0.0%
Jack Cooper Enterprises Inc.		3,202	32	*(c)(d)
Total Industrials			580,550
Materials — 0.1%
Metals & Mining — 0.1%
Mirabela Nickel Ltd.		3,464,533	220,427	*(c)(d)
Total Common Stocks (Cost — $11,518,857)			5,958,953

	Rate
Convertible Preferred Stocks — 0.0%
Energy — 0.0%
Oil, Gas & Consumable Fuels — 0.0%
Rex Energy Corp. (Cost — $954,725)	6.000%	11,700	58,500
Preferred Stocks — 1.8%
Financials — 1.8%
Consumer Finance — 1.2%
GMAC Capital Trust I	6.402%	216,388	5,303,670	(f)
Diversified Financial Services — 0.6%
Citigroup Capital XIII	6.988%	92,250	2,425,252	(f)
Total Preferred Stocks (Cost — $7,794,546)			7,728,922
Total Investments before Short-Term Investments (Cost — $452,120,968)			415,175,633
Short-Term Investments — 0.9%
State Street Institutional U.S. Government Money Market Fund, Premier Class (Cost — $3,961,818)	0.225%	3,961,818	3,961,818
Total Investments — 97.9% (Cost — $456,082,786#)			419,137,451
Other Assets in Excess of Liabilities — 2.1%			8,854,982
Total Net Assets — 100.0%			$427,992,433

†	Face amount denominated in U.S. dollars, unless otherwise noted.

*	Non-income producing security.

See Notes to Financial Statements.

18	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Western Asset High Income Opportunity Fund Inc.

(a)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Directors, unless otherwise noted.

(b)	Payment-in-kind security for which the issuer has the option at each interest payment date of making interest payments in cash or additional debt securities.

(c)	Security is valued in good faith in accordance with procedures approved by the Board of Directors (See Note 1).

(d)	Illiquid security.

(e)	The maturity principal is currently in default as of March 31, 2016.

(f)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(g)	The coupon payment on these securities is currently in default as of March 31, 2016.

(h)	Security has no maturity date. The date shown represents the next call date.

(i)

Security is exempt from registration under Regulation S of the Securities Act of 1933. Regulation S applies to securities offerings that are made outside of the United States and do not involve direct selling efforts in the United States. This security has been deemed liquid pursuant to guidelines approved by the Board of Directors, unless otherwise noted.

(j)	Value is less than $1.

(k)	Interest rates disclosed represent the effective rates on senior loans. Ranges in interest rates are attributable to multiple contracts under the same loan.

(l)	Senior loans may be considered restricted in that the Fund ordinarily is contractually obligated to receive approval from the agent bank and/or borrower prior to the disposition of a senior loan.

#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
AUD	— Australian Dollar
DIP	— Debtor-in-Possession
EUR	— Euro
OJSC	— Open Joint Stock Company

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	19

Statement of assets and liabilities (unaudited)

March 31, 2016

Assets:
Investments, at value (Cost — $456,082,786)	$419,137,451
Foreign currency, at value (Cost — $123,660)	124,766
Interest receivable	8,998,349
Receivable for securities sold	3,008,550
Deposits with brokers for open futures contracts	306,012
Receivable from broker — variation margin on open futures contracts	71,563
Unrealized appreciation on forward foreign currency contracts	5,051
Deposits with brokers for centrally cleared swap contracts	3,066
Prepaid expenses	70,255
Total Assets	431,725,063

Liabilities:
Payable for securities purchased	3,160,928
Investment management fee payable	288,235
Unrealized depreciation on forward foreign currency contracts	142,320
Due to custodian	30,932
Directors’ fees payable	4,708
Accrued expenses	105,507
Total Liabilities	3,732,630
Total Net Assets	$427,992,433

Net Assets:
Par value ($0.001 par value; 83,688,580 shares issued and outstanding; 500,000,000 shares authorized)	$83,689
Paid-in capital in excess of par value	597,820,171
Overdistributed net investment income	(123,803)
Accumulated net realized loss on investments, futures contracts and foreign currency transactions	(132,628,976)
Net unrealized depreciation on investments, futures contracts and foreign currencies	(37,158,648)
Total Net Assets	$427,992,433

Shares Outstanding	83,688,580

Net Asset Value	$5.11

See Notes to Financial Statements.

20	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended March 31, 2016

Investment Income:
Interest	$18,234,732
Dividends	738,040
Total Investment Income	18,972,772

Expenses:
Investment management fee (Note 2)	1,746,427
Reorganization fees (Note 8)	85,124
Transfer agent fees	58,510
Directors’ fees	55,020
Stock exchange listing fees	35,568
Audit and tax fees	28,981
Shareholder reports	19,826
Legal fees	18,815
Insurance	4,028
Custody fees	1,756
Miscellaneous expenses	6,046
Total Expenses	2,060,101
Net Investment Income	16,912,671

Realized and Unrealized Gain (Loss) on Investments, Futures Contracts and Foreign Currency Transactions (Notes 1, 3 and 4):
Net Realized Gain (Loss) From:
Investment transactions	(27,171,695)
Futures contracts	1,359,754
Foreign currency transactions	30,605
Net Realized Loss	(25,781,336)
Change in Net Unrealized Appreciation (Depreciation) From:
Investments	(2,603,149)
Futures contracts	(33,618)
Foreign currencies	(76,973)
Change in Net Unrealized Appreciation (Depreciation)	(2,713,740)
Net Loss on Investments, Futures Contracts and Foreign Currency Transactions	(28,495,076)
Decrease in Net Assets From Operations	$(11,582,405)

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	21

Statements of changes in net assets

For the Six Months Ended March 31, 2016 (unaudited) and the Year Ended September 30, 2015	2016	2015

Operations:
Net investment income	$16,912,671	$34,523,484
Net realized loss	(25,781,336)	(22,394,219)
Change in net unrealized appreciation (depreciation)	(2,713,740)	(47,079,680)
Decrease in Net Assets From Operations	(11,582,405)	(34,950,415)

Distributions to Shareholders From (Note 1):
Net investment income	(17,825,668)	(35,651,336)
Decrease in Net Assets From Distributions to Shareholders	(17,825,668)	(35,651,336)
Decrease in Net Assets	(29,408,073)	(70,601,751)

Net Assets:
Beginning of period	457,400,506	528,002,257
End of period*	$427,992,433	$457,400,506
*Includes (overdistributed) undistributed net investment income, respectively, of:	$(123,803)	$789,194

See Notes to Financial Statements.

22	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Financial highlights

For a share of capital stock outstanding throughout each year ended September 30, unless otherwise noted:
	2016[1,2]	2015[1]	2014[1]	2013[1]	2012[1]	2011[1]

Net asset value, beginning of period	$5.47	$6.31	$6.36	$6.26	$5.76	$6.10

Income (loss) from operations:
Net investment income	0.20	0.41	0.43	0.45	0.49	0.50
Net realized and unrealized gain (loss)	(0.35)	(0.82)	(0.04)	0.13	0.52	(0.31)
Total income (loss) from operations	(0.15)	(0.41)	0.39	0.58	1.01	0.19

Less distributions from:
Net investment income	(0.21) [3]	(0.43)	(0.44)	(0.48)	(0.51)	(0.53)
Total distributions	(0.21)	(0.43)	(0.44)	(0.48)	(0.51)	(0.53)

Net asset value, end of period	$5.11	$5.47	$6.31	$6.36	$6.26	$5.76

Market price, end of period	$4.69	$4.69	$5.79	$5.97	$6.65	$5.78
Total return, based on NAV[4,5]	(2.66)%	(6.90)%	6.17%	9.49%	18.15%	2.81%
Total return, based on Market Price[6]	4.70%	(12.21)%	4.28%	(3.07)%	25.00%	0.37%

Net assets, end of period (millions)	$428	$457	$528	$532	$473	$433

Ratios to average net assets:
Gross expenses	0.94%[7,8]	0.89%	0.88%	0.90%	0.88%	0.89%
Net expenses	0.94 [7,8]	0.89	0.88	0.90	0.88	0.89
Net investment income	7.75 [7]	6.88	6.68	7.04	8.17	7.98

Portfolio turnover rate	32%	59%	37%	53%	53%	68%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended March 31, 2016 (unaudited).

[3]

The actual source of the Fund’s current fiscal year distributions may be from net investment income, return of capital or a combination of both. Shareholders will be informed of the tax characteristics of the distributions after the close of the fiscal year.

[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]

The total return calculation assumes that distributions are reinvested at NAV. Prior to January 1, 2012, the total return calculation assumed the reinvestment of all distributions in accordance with the Fund’s dividend reinvestment plan. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[6]

The total return calculation assumes that distributions are reinvested in accordance with the Fund’s dividend reinvestment plan. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[7]	Annualized.

[8]

Included in the expense ratios are certain non-recurring reorganization fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would both have been 0.90%.

See Notes to Financial Statements.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	23

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Western Asset High Income Opportunity Fund Inc. (the “Fund”) was incorporated in Maryland and is registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund seeks high current income. Capital appreciation is a secondary objective. In seeking to fulfill its investment objectives, the Fund invests, under normal market conditions, at least 80% of its net assets in high-yield securities and up to 20% in common stock equivalents, including options, warrants and rights.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The valuations for fixed income securities (which may include, but are not limited to, corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniques and methodologies. The independent third party pricing services use inputs that are observable such as issuer details, interest rates, yield curves, prepayment speeds, credit risks/spreads, default rates and quoted prices for similar securities. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. Investments in open-end funds are valued at the closing net asset value per share of each fund on the day of valuation. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. When the Fund holds securities or other assets that are denominated in a foreign currency, the Fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Directors.

24	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

The Board of Directors is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North Atlantic Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Directors, is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Board of Directors. When determining the reliability of third party pricing information for investments owned by the Fund, the Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants.

The Valuation Committee will consider pricing methodologies it deems relevant and appropriate when making fair value determinations. Examples of possible methodologies include, but are not limited to, multiple of earnings; discount from market of a similar freely traded security; discounted cash-flow analysis; book value or a multiple thereof; risk premium/yield analysis; yield to maturity; and/or fundamental investment analysis. The Valuation Committee will also consider factors it deems relevant and appropriate in light of the facts and circumstances. Examples of possible factors include, but are not limited to, the type of security; the issuer’s financial statements; the purchase price of the security; the discount from market value of unrestricted securities of the same class at the time of purchase; analysts’ research and observations from financial institutions; information regarding any transactions or offers with respect to the security; the existence of merger proposals or tender offers affecting the security; the price and extent of public trading in similar securities of the issuer or comparable companies; and the existence of a shelf registration for restricted securities.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Directors, the fair value price is compared against the last available and next available market quotations. The Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Directors quarterly.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	25

Notes to financial statements (unaudited) (cont’d)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Fund’s assets and liabilities carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)		Total
Long-Term Investments†:
Corporate Bonds & Notes:
Consumer Discretionary	—	$68,758,911	$1,207,693		$69,966,604
Industrials	—	45,166,130	1,144,832		46,310,962
Materials	—	30,796,809	0	*	30,796,809
Other Corporate Bonds & Notes	—	232,244,080	—		232,244,080
Collateralized Mortgage Obligations	—	1,901,360	—		1,901,360
Convertible Bonds & Notes	—	826,068	—		826,068
Senior Loans:
Consumer Discretionary	—	1,821,609	962,500		2,784,109
Energy	—	—	2,946,134		2,946,134
Utilities	—	—	893,772		893,772
Other Senior Loans	—	2,674,400	—		2,674,400
U.S. Government & Agency Obligations	—	10,084,960	—		10,084,960
Common Stocks:
Consumer Discretionary	—	—	0	*	0	*
Energy	$135,742	—	678,781		814,523
Financials	4,160,235	—	—		4,160,235
Health Care	—	—	183,218		183,218
Industrials	—	—	580,550		580,550
Materials	—	—	220,427		220,427
Convertible Preferred Stocks	58,500	—	—		58,500
Preferred Stocks	7,728,922	—	—		7,728,922
Total Long-Term Investments	$12,083,399	$394,274,327	$8,817,907		$415,175,633
Short-Term Investments†	3,961,818	—	—		3,961,818
Total Investments	$16,045,217	$394,274,327	$8,817,907		$419,137,451
Other Financial Instruments:
Forward Foreign Currency Contracts	—	5,051	—		5,051
Total	$16,045,217	$394,279,378	$8,817,907		$419,142,502

26	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

LIABILITIES
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Other Financial Instruments:
Futures Contracts	$78,487	—	—	$78,487
Forward Foreign Currency Contracts	—	$142,320	—	142,320
Total	$78,487	$142,320	—	$220,807

†	See Schedule of Investments for additional detailed categorizations.

*	Amount represents less than $1.

The Fund’s policy is to recognize transfers between levels as of the end of the reporting period. At March 31, 2016, securities valued at $58,500 were transferred from Level 2 to Level 1 within the fair value hierarchy because of the availability of a quoted price in an active market for an identical investment.

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

	Corporate Bonds & Notes					Convertible Bonds & Notes
Investments in Securities	Consumer Discretionary	Industrials	Materials		Utilities	Materials
Balance as of September 30, 2015	$1,141,402	—	$0	*	$2,961,296	$651,166
Accrued premiums/discounts	8,270	—	—		—	—
Realized gain (loss)[1]	—	—	—		(50,775)	—
Change in unrealized appreciation (depreciation)[2]	(8,400)	—	(170)		(86,700)	(229,935)
Purchases	90,598	—	170		—	56,237
Sales	(24,177)	—	—		(113,096)	—
Transfers into Level 3[3]	—	$1,144,832	—		—	—
Transfers out of Level 3[4]	—	—	—		(2,710,725)	(477,468)
Balance as of March 31, 2016	$1,207,693	$1,144,832	$0	*	—	—
Net change in unrealized appreciation (depreciation) for investments in securities still held at March 31, 2016[2]	$(8,400)	—	$(170)		—	—

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	27

Notes to financial statements (unaudited) (cont’d)

	Senior Loans
Investments in Securities (cont’d)	Consumer Discretionary	Energy	Health Care	Utilities
Balance as of September 30, 2015	$1,851,507	$2,660,486	$966,578	$1,171,414
Accrued premiums/discounts	6,139	14,688	728	1,418
Realized gain (loss)[1]	344	88	59	110
Change in unrealized appreciation (depreciation)[2]	(361,343)	(725,489)	(76,459)	(273,070)
Purchases	—	2,940,500	—	—
Sales	(4,150)	(1,944,139)	(5,100)	(6,100)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3[4]	(529,997)	—	(885,806)	—
Balance as of March 31, 2016	$962,500	$2,946,134	—	$893,772
Net change in unrealized appreciation (depreciation) for investments in securities still held at March 31, 2016[2]	$(154,272)	$(725,489)	—	$(273,070)

	Common Stocks
Investments in Securities (cont’d)	Consumer Discretionary		Energy	Health Care	Industrials	Materials	Warrants	Total
Balance as of September 30, 2015	$0	*	$2,498,523	$1,336,300	$685,351	$201,836	$448,280	$16,574,139
Accrued premiums/discounts	—		—	—	—	—	—	31,243
Realized gain (loss)[1]	—		—	469,903	—	—	—	419,729
Change in unrealized appreciation (depreciation)[2]	—		(1,819,742)	4,515	(160,490)	18,591	(392,623)	(4,111,315)
Purchases	—		—	129,909	55,689	—	32	3,273,135
Sales	—		—	(1,757,409)	—	—	(55,689)	(3,909,860)
Transfers into Level 3[3]	—		—	—	—	—	—	1,144,832
Transfers out of Level 3[4]	—		—	—	—	—	—	(4,603,996)
Balance as of March 31, 2016	$0	*	$678,781	$183,218	$580,550	$220,427	—	$8,817,907
Net change in unrealized appreciation (depreciation) for investments in securities still held at March 31, 2016[2]	—		$(1,819,742)	$53,309	$(160,490)	$18,591	—	$(3,069,733)

The Fund’s policy is to recognize transfers between levels as of the end of the reporting period.

[1]	This amount is included in net realized gain (loss) from investment transactions in the accompanying Statement of Operations.

[2]

This amount is included in the change in net unrealized appreciation (depreciation) in the accompanying Statement of Operations. Change in unrealized appreciation (depreciation) includes net unrealized appreciation (depreciation) resulting from changes in investment values during the reporting period and the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized.

[3]	Transferred into Level 3 as a result of the unavailability of a quoted price in an active market for an identical investment or the unavailability of other significant observable inputs.

[4]	Transferred out of Level 3 as a result of the availability of a quoted price in an active market for an identical investment or the availability of other significant observable inputs.

*	Amount represents less than $1.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its subadviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund

28	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Futures contracts. The Fund uses futures contracts generally to gain exposure to, or hedge against, changes in interest rates or gain exposure to, or hedge against, changes in certain asset classes. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a futures contract, the Fund is required to deposit cash or cash equivalents with a broker in an amount equal to a certain percentage of the contract amount. This is known as the ‘‘initial margin’’ and subsequent payments (‘‘variation margin’’) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. For certain futures, including foreign denominated futures, variation margin is not settled daily, but is recorded as a net variation margin payable or receivable. The daily changes in contract value are recorded as unrealized gains or losses in the Statement of Operations and the Fund recognizes a realized gain or loss when the contract is closed.

Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(d) Forward foreign currency contracts. The Fund enters into a forward foreign currency contract to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated securities or to facilitate settlement of a foreign currency denominated portfolio transaction. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price with delivery and settlement at a future date. The contract is marked-to-market daily and the change in value is recorded by the Fund as an unrealized gain or loss. When a forward foreign currency contract is closed, through either delivery or offset by entering into another forward foreign currency contract, the Fund recognizes a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it is closed.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	29

Notes to financial statements (unaudited) (cont’d)

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected on the Statement of Assets and Liabilities. The Fund bears the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(e) Foreign currency translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from fluctuations in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, other than investments in securities, on the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(f) Loan participations. The Fund may invest in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement related to the loan, or any rights of off-set against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any off-set between the lender and the borrower.

30	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

(g) Credit and market risk. The Fund invests in high-yield instruments that are subject to certain credit and market risks. The yields of high-yield obligations reflect, among other things, perceived credit and market risks. The Fund’s investments in securities rated below investment grade typically involve risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading.

Investments in securities that are collateralized by real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(h) Foreign investment risks. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(i) Counterparty risk and credit-risk-related contingent features of derivative instruments. The Fund may invest in certain securities or engage in other transactions, where the Fund is exposed to counterparty credit risk in addition to broader market risks. The Fund may invest in securities of issuers, which may also be considered counterparties as trading partners in other transactions. This may increase the risk of loss in the event of default or bankruptcy by the counterparty or if the counterparty otherwise fails to meet its contractual obligations. The Fund’s subadviser attempts to mitigate counterparty risk by (i) periodically assessing the creditworthiness of its trading partners, (ii) monitoring and/or limiting the amount of its net exposure to each individual counterparty based on its assessment and (iii) requiring collateral from the counterparty for certain transactions. Market events and changes in overall economic conditions may impact the assessment of such counterparty risk by the subadviser. In addition, declines in the values of underlying collateral received may expose the Fund to increased risk of loss.

The Fund has entered into master agreements with certain of its derivative counterparties that provide for general obligations, representations, agreements, collateral, events of default or termination and credit related contingent features. The credit related contingent features include, but are not limited to, a percentage decrease in the Fund’s net assets or NAV over a specified period of time. If these credit related contingent features were triggered, the derivatives counterparty could terminate the positions and demand payment or require additional collateral.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	31

Notes to financial statements (unaudited) (cont’d)

Collateral requirements differ by type of derivative. Collateral or margin requirements are set by the broker or exchange clearinghouse for exchange traded derivatives while collateral terms are contract specific for over-the-counter traded derivatives. Cash collateral that has been pledged to cover obligations of the Fund under derivative contracts, if any, will be reported separately in the Statement of Assets and Liabilities. Securities pledged as collateral, if any, for the same purpose are noted in the Schedule of Investments.

Absent an event of default by the counterparty or a termination of the agreement, the terms of the master agreements do not result in an offset of reported amounts of financial assets and financial liabilities in the Statement of Assets and Liabilities across transactions between the Fund and the applicable counterparty. The enforceability of the right to offset may vary by jurisdiction.

As of March 31, 2016, the Fund held forward foreign currency contracts with credit related contingent features which had a liability position of $142,320. If a contingent feature in the master agreements would have been triggered, the Fund would have been required to pay this amount to its derivatives counterparties.

(j) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Paydown gains and losses on mortgage- and asset-backed securities are recorded as adjustments to interest income. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practicable after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(k) Distributions to shareholders. Distributions from net investment income of the Fund, if any, are declared quarterly and paid on a monthly basis. The actual source of the Fund’s monthly distributions may be from net investment income, return of capital or a combination of both. Shareholders will be informed of the tax characteristics of the distributions after the close of the fiscal year. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(l) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(m) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to

32	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of September 30, 2015, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(n) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager. Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) are the Fund’s subadvisers. LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

LMPFA provides administrative and certain oversight services to the Fund. The Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.80% of the Fund’s average daily net assets.

LMPFA delegates to Western Asset the day-to-day portfolio management of the Fund. Western Asset Limited provides certain subadvisory services to the Fund relating to currency transactions and investments in non-U.S. dollar denominated debt securities. Western Asset Limited does not receive any compensation from the Fund and is paid by Western Asset for its services to the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund. In turn, Western Asset pays Western Asset Limited a sub-advisory fee of 0.30% on the assets managed by Western Asset Limited.

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested directors (“Independent Directors”) to defer the receipt of all or a portion of their fees earned until a later date specified by the Independent Directors. The deferred balances are reported in the Statement of Assets and Liabilities under Directors’ fees payable and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The Plan was terminated effective January 1, 2006. This change had no effect on fees previously deferred. As of March 31, 2016, the Fund had accrued $924 as deferred compensation payable.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	33

Notes to financial statements (unaudited) (cont’d)

All officers and one Director of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

3. Investments

During the six months ended March 31, 2016, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S. Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$136,521,920	—
Sales	134,606,932	$5,001,914

At March 31, 2016, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation	$14,579,714
Gross unrealized depreciation	(51,525,049)
Net unrealized depreciation	$(36,945,335)

At March 31, 2016, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Depreciation
Contracts to Buy:
U.S. Treasury 10-Year Notes	69	6/16	$9,023,873	$8,996,953	$(26,920)
U.S. Treasury Ultra Long-Term Bonds	43	6/16	7,470,410	7,418,843	(51,567)
Net unrealized depreciation on open futures contracts					$(78,487)

At March 31, 2016, the Fund had the following open forward foreign currency contracts:

Currency Purchased		Currency Sold		Counterparty	Settlement Date	Unrealized Appreciation (Depreciation)
USD	2,578,474	EUR	2,366,658	Bank of America N.A	4/12/16	$(115,217)
EUR	113,856	USD	125,308	Citibank, N.A.	5/13/16	4,400
EUR	64,706	USD	73,064	Citibank, N.A.	5/13/16	651
USD	3,308,161	EUR	2,927,654	Citibank, N.A.	5/13/16	(27,103)
Total						$(137,269)

Abbreviations used in this table:
EUR	— Euro
USD	— United States Dollar

34	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

4. Derivative instruments and hedging activities

Below is a table, grouped by derivative type, that provides information about the fair value and the location of derivatives within the Statement of Assets and Liabilities at March 31, 2016.

ASSET DERIVATIVES[1]
Foreign Exchange Risk
Forward foreign currency contracts	$5,051

LIABILITY DERIVATIVES[1]
	Interest Rate Risk	Foreign Exchange Risk	Total
Futures contracts[2]	$78,487	—	$78,487
Forward foreign currency contracts	—	$142,320	142,320
Total	$78,487	$142,320	$220,807

[1]

Generally, the balance sheet location for asset derivatives is receivables/net unrealized appreciation (depreciation) and for liability derivatives is payables/net unrealized appreciation (depreciation).

[2]

Includes cumulative appreciation (depreciation) of futures contracts as reported in the footnotes. Only variation margin is reported within the receivables and/or payables on the Statement of Assets and Liabilities.

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the six months ended March 31, 2016. The first table provides additional detail about the amounts and sources of gains (losses) realized on derivatives during the period. The second table provides additional information about the change in unrealized appreciation (depreciation) resulting from the Fund’s derivatives and hedging activities during the period.

AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Foreign Exchange Risk	Total
Futures contracts	$1,359,754	—	$1,359,754
Forward foreign currency contracts[1]	—	$30,871	30,871
Total	$1,359,754	$30,871	$1,390,625

[1]	Net realized gain (loss) from forward foreign currency contracts is reported in net realized gain (loss) from foreign currency transactions in the Statement of Operations.

CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Foreign Exchange Risk	Total
Futures contracts	$(33,618)	—	$(33,618)
Forward foreign currency contracts[1]	—	$(82,990)	(82,990)
Total	$(33,618)	$(82,990)	$(116,608)

[1]

The change in unrealized appreciation (depreciation) from forward foreign currency contracts is reported in the change in net unrealized appreciation (depreciation) from foreign currencies in the Statement of Operations.

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	35

Notes to financial statements (unaudited) (cont’d)

During the six months ended March 31, 2016, the volume of derivative activity for the Fund was as follows:

Futures contracts (to buy)	$13,837,538
Futures contracts (to sell)†	14,180,011
Forward foreign currency contracts (to buy)	397,887
Forward foreign currency contracts (to sell)	6,448,122

†	At March 31, 2016, there were no open positions held in this derivative.

The following table presents by financial instrument, the Fund’s derivative assets net of the related collateral received by the Fund at March 31, 2016:

	Gross Amount of Derivative Assets in the Statement of Assets and Liabilities[1]	Collateral Received	Net Amount
Futures contracts[2]	$71,563	—	$71,563
Forward foreign currency contracts	5,051	—	5,051
Total	$76,614	—	$76,614

The following table presents by financial instrument, the Fund’s derivative liabilities net of the related collateral pledged by the Fund at March 31, 2016:

	Gross Amount of Derivative Liabilities in the Statement of Assets and Liabilities[1]	Collateral Pledged	Net Amount
Forward foreign currency contracts	$142,320	—	$142,320

[1]	Absent an event of default or early termination, derivative assets and liabilities are presented gross and not offset in the Statement of Assets and Liabilities.

[2]	Amount represents the current day’s variation margin as reported in the Statement of Assets and Liabilities. It differs from the cumulative appreciation (depreciation) presented in the previous table.

5. Distributions subsequent to March 31, 2016

The following distributions have been declared by the Fund’s Board of Directors and are payable subsequent to the period end of this report:

Record Date	Payable Date	Amount
4/22/16	4/29/16	$0.0355
5/20/16	5/27/16	$0.0355
6/17/16	6/24/16	$0.0355

6. Stock repurchase program

On November 16, 2015, the Fund announced that the Fund’s Board of Directors (the “Board”) had authorized the Fund to repurchase in the open market up to approximately 10% of the Fund’s outstanding common stock when the Fund’s shares are trading at a discount to net asset value. The Board has directed management of the Fund to repurchase shares of common stock at such times and in such amounts as management reasonably believes may enhance stockholder value. The Fund is under no obligation to purchase shares at any specific discount levels or in any specific amounts. During the period ended March 31, 2016, the Fund did not repurchase any shares pursuant to the stock repurchase program.

36	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

7. Capital loss carryforward

As of September 30, 2015, the Fund had the following net capital loss carryforward remaining:

Year of Expiration	Amount
9/30/2016	$(2,157,094)
9/30/2017	(17,968,287)
9/30/2018	(49,024,877)
9/30/2019	(11,684,123)
$(80,834,381)

These amounts will be available to offset any future taxable capital gains, except that under applicable tax rules, deferred capital losses of $24,092,664, which have no expiration date, must be used first to offset any such gains.

8. Reorganization

On November 16, 2015, the Fund and Western Asset Managed High Income Fund Inc. announced approval by each Fund’s Board of Directors of a proposal to merge Western Asset Managed High Income Fund Inc. with and into the Fund, subject to approval by the stockholders of each Fund. If approved, the merger is anticipated to occur during the third quarter of 2016.

The Fund and Western Asset Managed High Income Fund Inc. have identical investment objectives. Each Fund’s primary investment objective is to seek a high level of current income. As a secondary objective, each Fund seeks capital appreciation.

Subsequently, and in connection with the merger, the Boards of each Fund approved the adoption of a fundamental investment policy regarding senior securities, subject to stockholder approval. Since inception, each Fund has not issued senior securities and has no intention to do so in the future. As a result, the stockholders of each Fund are being asked to approve a fundamental investment policy pursuant to which each Fund may not issue senior securities, except in accordance with such Fund’s policy regarding borrowing money. If the stockholders of each Fund approve the fundamental investment policy, there will be no change in how their Fund is managed. With respect to Western Asset Managed High Income Fund Inc., the approval of the merger is not contingent upon the approval of the fundamental investment policy. However, with respect to Western Asset High Income Opportunity Fund Inc., the approval of the merger is contingent upon the approval of the fundamental investment policy.

If the proposed merger is approved by the stockholders of both Funds, stockholders of Western Asset Managed High Income Fund Inc. would receive common stock of the Fund, based on each Fund’s respective net asset value per share.

9. Subsequent event

On May 13, 2016, in connection with the proposed merger (see Note 8), the Board of Directors of the Fund and Western Asset Managed High Income Fund Inc. approved the adoption of a fundamental investment policy regarding senior securities, subject to stockholder

Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report	37

Notes to financial statements (unaudited) (cont’d)

approval. Since inception, each Fund has not issued senior securities and has no intention to do so in the future. As a result, the stockholders of each Fund are being asked to approve a fundamental investment policy pursuant to which each Fund may not issue senior securities, except in accordance with such Fund’s policy regarding borrowing money. If the stockholders of each Fund approve the fundamental investment policy, there will be no change in how their Fund is managed. With respect to Western Asset Managed High Income Fund Inc., the approval of the merger is not contingent upon the approval of the fundamental investment policy. However, with respect to Western Asset High Income Opportunity Fund Inc., the approval of the merger is contingent upon the approval of the fundamental investment policy.

38	Western Asset High Income Opportunity Fund Inc. 2016 Semi-Annual Report

Board approval of management and subadvisory agreements (unaudited)

Background

The Investment Company Act of 1940, as amended (the “1940 Act”), requires that the Board of Directors (the “Board”) of Western Asset High Income Opportunity Fund Inc. (the “Fund”), including a majority of its members who are not considered to be “interested persons” under the 1940 Act (the “Independent Directors”) voting separately, approve on an annual basis the continuation of the investment management contract (the “Management Agreement”) with the Fund’s manager, Legg Mason Partners Fund Advisor, LLC (the “Manager”), and the sub-advisory agreements (individually, a “Sub-Advisory Agreement,” and together, the “Sub-Advisory Agreements”) with the Manager’s affiliates, Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited in London (“Western Asset London”). Western Asset and Western Asset London together are hereinafter referred to as the “Sub-Advisers.” At a meeting (the “Contract Renewal Meeting”) held in-person on November 11 and 12, 2015, the Board, including the Independent Directors, considered and approved the continuation of each of the Management Agreement and the Sub-Advisory Agreements for an additional one-year term. To assist in its consideration of the renewals of the Management Agreement and the Sub-Advisory Agreements, the Board received and considered a variety of information (together with the information provided at the Contract Renewal Meeting, the “Contract Renewal Information”) about the Manager and the Sub-Advisers, as well as the management and sub-advisory arrangements for the Fund and the other closed-end funds in the same complex under the Board’s supervision (collectively, the “Legg Mason Closed-end Funds”), certain portions of which are discussed below. A presentation made by the Manager and Western Asset to the Board at the Contract Renewal Meeting in connection with its evaluations of the Management Agreement and the Sub-Advisory Agreements encompassed the Fund and other Legg Mason Closed-end Funds. In addition to the Contract Renewal Information, the Board received performance and other information throughout the year related to the respective services rendered by the Manager and the Sub-Advisers to the Fund. The Board’s evaluation took into account the information received throughout the year and also reflected the knowledge and familiarity gained as members of the Boards of the Fund and other Legg Mason Closed-end Funds with respect to the services provided to the Fund by the Manager and the Sub-Advisers.

The Manager provides the Fund with investment advisory and administrative services pursuant to the Management Agreement and the Sub-Advisers provide, or in the case of Western Asset London helps to provide, the Fund with certain investment sub-advisory services pursuant to the Sub-Advisory Agreements. The discussion below covers both the advisory and administrative functions being rendered by the Manager, each such function being encompassed by the Management Agreement, and the investment sub-advisory functions being rendered by the Sub-Advisers.

Board approval of management agreement and sub-advisory agreements

In its deliberations regarding renewal of the Management Agreement and the Sub-Advisory Agreements, the Board, including the Independent Directors, considered the factors below.

Western Asset High Income Opportunity Fund Inc.	39

Board approval of management and subadvisory agreements (unaudited) (cont’d)

Nature, extent and quality of the services under the management agreement and sub-advisory agreements

The Board received and considered Contract Renewal Information regarding the nature, extent, and quality of services provided to the Fund by the Manager and the Sub-Advisers under the Management Agreement and the Sub-Advisory Agreements, respectively, during the past year. The Board also reviewed Contract Renewal Information regarding the Fund’s compliance policies and procedures established pursuant to the 1940 Act.

The Board reviewed the qualifications, backgrounds and responsibilities of the Fund’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the Contract Renewal Information and the Board’s discussions with the Manager and Western Asset at the Contract Renewal Meeting, the general reputation and investment performance records of the Manager, Western Asset and their affiliates and the financial resources available to the corporate parent of the Manager and the Sub-Advisers, Legg Mason, Inc. (“Legg Mason”), to support their activities in respect of the Fund and the other Legg Mason Closed-end Funds.

The Board reviewed the responsibilities of the Manager and the Sub-Advisers under the Management Agreement and the Sub-Advisory Agreements, respectively, including the Manager’s coordination and oversight of the services provided to the Fund by the Sub-Advisers and others and Western Asset’s coordination and oversight of the services provided to the Fund by Western Asset London. The Management Agreement permits the Manager to delegate certain of its responsibilities, including its investment advisory duties thereunder, provided that the Manager, in each case, will supervise the activities of the delegee. Pursuant to this provision of the Management Agreement, the Manager does not provide day-to-day portfolio management services to the Fund. Rather, portfolio management services for the Fund are provided by Western Asset pursuant to the Sub-Advisory Agreement (the “Western Asset Sub-Advisory Agreement”) between the Manager and Western Asset. The Western Asset Sub-Advisory Agreement permits Western Asset to delegate certain of its responsibilities, including its investment sub-advisory duties thereunder, provided that Western Asset, in each case, will supervise the activities of the delegee. Pursuant to this provision of the Western Asset Sub-Advisory Agreement, Western Asset London helps to provide certain investment sub-advisory services to the Fund pursuant to a separate Sub-Advisory Agreement with Western Asset.

In reaching its determinations regarding continuation of the Management Agreement and the Sub-Advisory Agreements, the Board took into account that Fund shareholders, in pursuing their investment goals and objectives, likely purchased their shares based upon the reputation and the investment style, philosophy and strategy of the Manager and Western Asset, as well as the resources available to the Manager and the Sub-Advisers.

The Board concluded that, overall, the nature, extent, and quality of the management and other services provided to the Fund under the Management Agreement and the Sub-Advisory Agreements have been satisfactory under the circumstances.

40	Western Asset High Income Opportunity Fund Inc.

Fund performance

The Board received and considered performance information and analyses (the “Lipper Performance Information”) for the Fund, as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Performance Universe included the Fund and all non-leveraged high yield closed-end funds, as classified by Lipper, regardless of asset size. The Performance Universe consisted of seven funds, including the Fund, for the 1-year period ended June 30, 2015; six funds, including the Fund, for the 3-year period ended such date; and four funds, including the Fund, for each of the 5- and 10-year periods ended such date. The Board noted that it had received and discussed with the Manager and Western Asset information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and its peer funds as selected by Lipper.

The Lipper Performance Information comparing the Fund’s performance to that of the Performance Universe based on net asset value per share showed, among other things, that the Fund’s performance for each of the 1- and 3-year periods ended June 30, 2015 was ranked sixth among the funds in the Performance Universe for that period (first being best in these performance rankings); third among the funds in the Performance Universe for the 5-year period ended June 30, 2015; and second among the funds in the Performance Universe for the 10-year period ended that date. The Fund’s performance for each of the 1-, 3- and 5-year periods ended June 30, 2015 was worse than the Performance Universe median for that period, but its performance was at the Performance Universe median for the 10- year period ended such date. With respect to the Fund’s performance for the 1-year period, the Manager noted, among other things, that the Fund’s performance was adversely affected by overweights to lower-rated securities and to the energy sector, although additions have been made to energy sector positions as valuations have become more attractive. The Manager noted that three of the six funds in the Performance Universe were managed by Western Asset, making meaningful performance comparisons difficult. In addition to the Fund’s performance relative to the Performance Universe, the Board considered the Fund’s performance in absolute terms and the Fund’s performance relative to its benchmark for each of the 1-, 3-, and 5-year periods ended June 30, 2015. On a net asset value basis, the Fund underperformed its benchmark for each of the periods. The Board considered that the Fund’s performance for the 10-year period ended June 30, 2015 was attributable in part to a predecessor portfolio management team.

Based on the reviews and discussions of Fund performance and considering other relevant factors, including those noted above, the Board concluded, under the circumstances, that continuation of the Management Agreement and the Sub-Advisory Agreements for an additional one-year period would be consistent with the interests of the Fund and its shareholders.

Western Asset High Income Opportunity Fund Inc.	41

Board approval of management and subadvisory agreements (unaudited) (cont’d)

Management fees and expense ratios

The Board reviewed and considered the management fee (the “Management Fee”) payable by the Fund to the Manager under the Management Agreement and the sub-advisory fees (the “Sub-Advisory Fees”) payable to the Sub-Advisers under the Sub-Advisory Agreements in light of the nature, extent and overall quality of the management, investment advisory and other services provided by the Manager and the Sub-Advisers. The Board noted that the Sub-Advisory Fee payable to Western Asset under the Western Asset Sub-Advisory Agreement is paid by the Manager, not the Fund, and, accordingly, that the retention of Western Asset does not increase the fees or expenses otherwise incurred by the Fund’s shareholders. Similarly, the Board noted that the Sub-Advisory Fee payable to Western Asset London under its Sub-Advisory Agreement with Western Asset is paid by Western Asset, not the Fund, and, accordingly, that the retention of Western Asset London does not increase the fees or expenses otherwise incurred by the Fund’s shareholders.

Additionally, the Board received and considered information and analyses prepared by Lipper (the “Lipper Expense Information”) comparing the Management Fee and the Fund’s overall expenses with those of funds in an expense universe (the “Expense Universe”) selected and provided by Lipper. The comparison was based upon the constituent funds’ latest fiscal years. The Expense Universe consisted of the Fund and six other non-leveraged high yield closed-end funds, as classified by Lipper. The seven funds in the Expense Universe, which included five other Legg Mason Closed-end Funds managed by Western Asset, had average net common share assets ranging from $49.0 million to $712.8 million. One of the other Expense Universe funds was larger than the Fund and four were smaller.

The Lipper Expense Information, comparing the Management Fee as well as the Fund’s actual total expenses to the Fund’s Expense Universe, showed, among other things, that the Management Fee on both a contractual basis and an actual basis (i.e., giving effect to any voluntary fee waivers implemented by the Manager with respect to the Fund and by the managers of the other Expense Universe funds) was ranked second among the funds in the Expense Universe (first being lowest and, therefore, best in these expense component rankings) and was at the Expense Universe median for each of those expense components. The Fund’s actual total expenses also ranked second among the funds in the Expense Universe and were better (i.e., lower) than the Expense Universe median for that expense component. The Board noted that the small number of funds in the Expense Universe made meaningful expense comparisons difficult.

The Board also reviewed Contract Renewal Information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, institutional and separate accounts. The Board was advised that the fees paid by such institutional, separate account and other clients (collectively, “institutional clients”) generally are lower, and may be significantly lower, than the Management Fee. The Contract Renewal Information discussed the significant differences in scope of services provided to the Fund and to institutional clients. Among

42	Western Asset High Income Opportunity Fund Inc.

other things, institutional clients have fewer compliance, administration and other needs than the Fund and the Fund is subject not only to heightened regulatory requirements relative to institutional clients but also to requirements for listing on the New York Stock Exchange. The Contract Renewal Information noted further that the Fund is provided with administrative services, office facilities, Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other fund service providers. The Contract Renewal Information included information regarding management fees paid by open-end mutual funds in the same complex (the “Legg Mason Open-end Funds”) and such information indicated that the management fees paid by the Legg Mason Closed-end Funds generally were higher than those paid by the Legg Mason Open-end Funds. The Manager, in response to an inquiry from the Board as to the reasons for the fee differential, provided information as to differences between the services provided to the Fund and the other Legg Mason Closed-end Funds and the services provided to the Legg Mason Open-end Funds. The Board considered the fee comparisons in light of the different services provided in managing these other types of clients and funds.

Taking all of the above into consideration, the Board determined that the Management Fee and the Sub-Advisory Fees were reasonable in light of the nature, extent and overall quality of the management, investment advisory and other services provided to the Fund under the Management Agreement and the Sub-Advisory Agreements.

Manager profitability

The Board, as part of the Contract Renewal Information, received an analysis of the profitability to the Manager and its affiliates in providing services to the Fund for the Manager’s fiscal years ended March 31, 2015 and March 31, 2014. The Board also received profitability information with respect to the Legg Mason fund complex as a whole. In addition, the Board received Contract Renewal Information with respect to the Manager’s revenue and cost allocation methodologies used in preparing such profitability data. The profitability to each of the Sub-Advisers was not considered to be a material factor in the Board’s considerations since Western Asset’s Sub-Advisory Fee is paid by the Manager, not the Fund, and the Sub-Advisory Fee for Western Asset London is paid by Western Asset, not the Fund. The profitability analysis presented to the Board as part of the Contract Renewal Information indicated that profitability to the Manager had increased by 5 percent during the period covered by the analysis but remained at a level that the Board did not consider to be excessive in light of judicial guidance and the nature, extent and overall quality of the investment advisory and other services provided to the Fund.

Economies of scale

The Board received and discussed Contract Renewal Information concerning whether the Manager realizes economies of scale if the Fund’s assets grow. The Board noted that because the Fund is a closed-end fund with no current plans to seek additional assets beyond maintaining its dividend reinvestment plan, any significant growth in its assets

Western Asset High Income Opportunity Fund Inc.	43

Board approval of management and subadvisory agreements (unaudited) (cont’d)

generally will occur through appreciation in the value of the Fund’s investment portfolio, rather than sales of additional shares in the Fund. The Board determined that the Management Fee structure, which incorporates no breakpoints reducing the Management Fee at specified increased asset levels, was appropriate under present circumstances.

Other benefits to the manager and the sub-advisers

The Board considered other benefits received by the Manager, the Sub-Advisers and their affiliates as a result of their relationship with the Fund and did not regard such benefits as excessive.

*  *  *  *  *  *

In light of all of the foregoing and other relevant factors, the Board determined, under the circumstances, that continuation of the Management Agreement and the Sub-Advisory Agreements would be consistent with the interests of the Fund and its shareholders and unanimously voted to continue each Agreement for a period of one additional year. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve continuation of the Management Agreement and the Sub-Advisory Agreements, and each Board member may have attributed different weights to the various factors. The Independent Directors were advised by separate independent legal counsel throughout the process. Prior to the Contract Renewal Meeting, the Board received a memorandum prepared by the Manager discussing its responsibilities in connection with the proposed continuation of the Management Agreement and the Sub-Advisory Agreements as part of the Contract Renewal Information and the Independent Directors separately received a memorandum discussing such responsibilities from their independent counsel. Prior to voting, the Independent Directors also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreements in private sessions with their independent legal counsel at which no representatives of the Manager or any Sub-Adviser were present.

44	Western Asset High Income Opportunity Fund Inc.

Additional shareholder information (unaudited)

Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset High Income Opportunity Fund Inc. was held on January 29, 2016 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:

Election of directors

Nominees	Votes For	Votes Withheld
Leslie H. Gelb	67,999,391	8,313,830
William R. Hutchinson	68,335,281	7,977,940
Riordan Roett	68,199,173	8,114,048
Jane Trust	68,034,262	8,278,959

At March 31, 2016, in addition to Leslie H. Gelb, William R. Hutchinson, Riordan Roett and Jane Trust, the other Directors of the Fund were as follows:

Robert D. Agdern

Carol L. Colman

Daniel P. Cronin

Paolo M. Cucchi

Eileen A. Kamerick

Western Asset High Income Opportunity Fund Inc.	45

Dividend reinvestment plan (unaudited)

Under the Fund’s Dividend Reinvestment Plan (“Plan”), a shareholder whose shares of common stock are registered in his own name will have all distributions from the Fund reinvested automatically by Computershare Inc. (“Computershare”), as purchasing agent under the Plan, unless the shareholder elects to receive cash. Distributions with respect to shares registered in the name of a broker-dealer or other nominee (that is, in “street name”) will be reinvested by the broker or nominee in additional shares under the Plan, unless the service is not provided by the broker or nominee or the shareholder elects to receive distributions in cash. Investors who own common stock registered in street name should consult their broker-dealers for details regarding reinvestment. All distributions to shareholders who do not participate in the Plan will be paid by check mailed directly to the record holder by or under the direction of Computershare as dividend paying agent.

The number of shares of common stock distributed to participants in the Plan in lieu of a cash dividend is determined in the following manner. When the market price of the common stock is equal to or exceeds the net asset value (“NAV”) per share of the common stock on the determination date (generally, the record date for the distribution), the Plan participants will be issued shares of common stock by the Fund at a price equal to the greater of NAV determined as described below or 95% of the market price of the common stock.

If the market price of the common stock is less than the NAV of the common stock at the time of valuation (which is the close of business on the determination date) Computershare will buy common stock in the open market, on the stock exchange or elsewhere, for the participants’ accounts. If following the commencement of the purchases and before Computershare has completed its purchases, the market price exceeds the NAV of the common stock as of the valuation time, Computershare will attempt to terminate purchases in the open market and cause the Fund to issue the remaining portion of the dividend or distribution in shares at a price equal to the greater of (a) NAV as of the valuation time or (b) 95% of the then current market price. In this case, the number of shares received by a Plan participant will be based on the weighted average of prices paid for shares purchased in the open market and the price at which the Fund issues the remaining shares. To the extent Computershare is unable to stop open market purchases and cause the Fund to issue the remaining shares, the average per share purchase price paid by Computershare may exceed the NAV of the common stock as of the valuation time, resulting in the acquisition of fewer shares than if the distribution had been paid in common stock issued by the Fund at such net asset value. Computershare will begin to purchase common stock on the open market as soon as practicable after the determination date for distributions, but in no event shall such purchases continue later than 30 days after the payment date for such distribution, or the record date for a succeeding distribution, except when necessary to comply with applicable provisions of the federal securities laws.

Computershare maintains all shareholder accounts in the Plan and furnishes written confirmation of all transactions in each account, including information needed by a shareholder for personal and tax records. The automatic reinvestment of distributions will not relieve Plan participants of any income tax that may be payable on the distributions. Common stock

46	Western Asset High Income Opportunity Fund Inc.

in the account of each Plan participant will be held by Computershare in uncertificated form in the name of each Plan participant.

Plan participants are subject to no charge for reinvesting distributions under the Plan. Computershare’s fees for handling the reinvestment of distributions will be paid by the Fund. No brokerage charges apply with respect to shares of common stock issued directly by the Fund under the Plan. Each Plan participant will, however, bear a proportionate share of any brokerage commissions actually incurred with respect to any open market purchases made under the Plan.

Experience under the Plan may indicate that changes to it are desirable. The Fund reserves the right to amend or terminate the Plan as applied to any distribution paid subsequent to written notice of the change sent to participants at least 30 days before the record date for the distributions. The Plan also may be amended or terminated by Computershare, with the Fund’s prior written consent, on at least 30 days’ written notice to Plan participants. All correspondence concerning the Plan should be directed by mail to Computershare Inc., 211 Quality Circle, Suite 210, College Station, TX 77845-4470 or by telephone at 1-888-888-0151.

Western Asset High Income Opportunity Fund Inc.	47

Western Asset

High Income Opportunity Fund Inc.

Directors

Robert D. Agdern

Carol L. Colman

Daniel P. Cronin

Paolo M. Cucchi

Leslie H. Gelb

William R. Hutchinson

Eileen A. Kamerick

Riordan Roett

Jane Trust

Chairman

Officers

Jane Trust

President and Chief Executive Officer

Richard F. Sennett

Principal Financial Officer

Ted P. Becker

Chief Compliance Officer

Jenna Bailey

Identity Theft Prevention Officer

Robert I. Frenkel

Secretary and Chief Legal Officer

Thomas C. Mandia

Assistant Secretary

Steven Frank

Treasurer

Jeanne M. Kelly

Senior Vice President

Western Asset High Income Opportunity Fund Inc.

620 Eighth Avenue

49th Floor

New York, NY 10018

Investment manager

Legg Mason Partners Fund Advisor, LLC

Subadvisers

Western Asset Management Company

Western Asset Management Company Limited

Custodian

State Street Bank and Trust Company

1 Lincoln Street

Boston, MA 02111

Transfer agent

Computershare Inc.*

211 Quality Circle, Suite 210

College Station, TX 77845-4470

Independent registered public accounting firm

KPMG LLP

345 Park Avenue

New York, NY 10154

Legal counsel

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

New York Stock Exchange Symbol

HIO

*	Effective March 14, 2016, Computershare Inc. serves as the Fund’s transfer agent.

Legg Mason Funds Privacy and Security Notice

Your Privacy and the Security of Your Personal Information is Very Important to the Legg Mason Funds

This Privacy and Security Notice (the “Privacy Notice”) addresses the Legg Mason Funds’ privacy and data protection practices with respect to nonpublic personal information the Funds receive. The Legg Mason Funds include any funds sold by the Funds’ distributor, Legg Mason Investor Services, LLC, as well as Legg Mason-sponsored closed-end funds and certain closed-end funds managed or sub-advised by Legg Mason or its affiliates. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Funds.

The Type of Nonpublic Personal Information the Funds Collect About You

The Funds collect and maintain nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;

•	Account balances, transactions, and mutual fund holdings and positions;

•	Online account access user IDs, passwords, security challenge question responses; and

•	Information received from consumer reporting agencies regarding credit history and creditworthiness (such as the amount of an individual’s total debt, payment history, etc.).

How the Funds Use Nonpublic Personal Information About You

The Funds do not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, or with other financial institutions or affiliates for joint marketing purposes, unless you have authorized the Funds to do so. The Funds do not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Funds may disclose information about you to:

•	Employees, agents, and affiliates on a “need to know” basis to enable the Funds to conduct ordinary business or comply with obligations to government regulators;

•

Service providers, including the Funds’ affiliates, who assist the Funds as part of the ordinary course of business (such as printing, mailing services, or processing or servicing your account with us) or otherwise perform services on the Funds’ behalf, including companies that may perform marketing services solely for the Funds;

•	The Funds’ representatives such as legal counsel, accountants and auditors; and

•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

NOT PART OF THE SEMI-ANNUAL REPORT

Legg Mason Funds Privacy and Security Notice (cont’d)

Except as otherwise permitted by applicable law, companies acting on the Funds’ behalf are contractually obligated to keep nonpublic personal information the Funds provide to them confidential and to use the information the Funds share only to provide the services the Funds ask them to perform.

The Funds may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena, or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Funds may be required to disclose your nonpublic personal information to third parties. While it is the Funds’ practice to obtain protections for disclosed information in these types of transactions, the Funds cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Funds’ Privacy and Security Practices

The Funds will notify you annually of their privacy policy as required by federal law. While the Funds reserve the right to modify this policy at any time they will notify you promptly if this privacy policy changes.

The Funds’ Security Practices

The Funds maintain appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information. The Funds’ internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only.

Although the Funds strive to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Funds will attempt to notify you as necessary so you can take appropriate protective steps. If you have consented to the Funds using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them.

In order for the Funds to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, or if you have questions about the Funds’ privacy practices, write the Funds using the contact information on your account statements, email the Funds by clicking on the Contact Us section of the Funds’ website at www.leggmason.com, or contact the Fund at 1-888-777-0102.

NOT PART OF THE SEMI-ANNUAL REPORT

Western Asset High Income Opportunity Fund Inc.

Western Asset High Income Opportunity Fund Inc.

620 Eighth Avenue

49th Floor

New York, NY 10018

Notice is hereby given in accordance with Section 23(c) of the Investment Company Act of 1940, as amended, that from time to time the Fund may purchase, at market prices, shares of its stock.

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-888-777-0102.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling 1-888-777-0102, (2) on the Fund’s website at www.lmcef.com and (3) on the SEC’s website at www.sec.gov.

This report is transmitted to the shareholders of Western Asset High Income Opportunity Fund Inc. for their information. This is not a prospectus, circular or representation intended for use in the purchase of shares of the Fund or any securities mentioned in this report.

Computershare Inc.

211 Quality Circle, Suite 210

College Station, TX 77845-4470

WAS04035 5/16 SR16-2767